Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213502

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT
TO THE PROSPECTUS DATED SEPTEMBER 2, 2016

$

SHIRE ACQUISITIONS INVESTMENTS
IRELAND DAC

$            % Senior Notes due 20

$            % Senior Notes due 20

$            % Senior Notes due 20

$            % Senior Notes due 20

$                Floating Rate Senior Notes due 20

Fully and Unconditionally Guaranteed by

SHIRE PLC

           Shire Acquisitions Investments Ireland Designated Activity Company ("Shire Acquisitions Investments Ireland DAC" or "SAIIDAC") is offering $         aggregate principal amount of        % Senior Notes due 20    (the "20    notes"), $        aggregate principal amount of         % Senior Notes due 20     (the "20    notes"), $        aggregate principal amount of        % Senior Notes due 20    (the "20    notes"), $        aggregate principal amount of        % Senior Notes due 20    (the "20    notes" and, together with the 20    notes, the 20    notes and the 20    notes, the "fixed rate notes") and $         aggregate principal amount of Floating Rate Senior Notes due 20     (the "floating rate notes" and, together with the fixed rate notes, the "notes"). The 20    notes will mature on            , 20    , the 20    notes will mature on             , 20    , the 20    notes will mature on            , 20    , the 20    notes will mature on            , 20    and the floating rate notes will mature on            , 20    . The notes are fully and unconditionally guaranteed by Shire plc.

           Interest on the fixed rate notes will be payable semi-annually in arrears on                and                of each year, beginning on            , 2017. Interest on the floating rate notes will be payable quarterly in arrears on        ,            ,             and            of each year, beginning on            , 2016.

           SAIIDAC may redeem the fixed rate notes of any series, in whole or in part, at any time before their maturity date at the prices described under "Description of the Notes and Guarantee—Optional Redemption." In addition, SAIIDAC may, at its option, redeem all, but not a part, of the notes of any series at any time in the event of certain developments affecting taxation in a relevant jurisdiction as described in this prospectus supplement. If a change of control triggering event (as described herein) occurs, we must offer to repurchase the notes on the terms described in this prospectus supplement.

           The notes will be fully and unconditionally guaranteed by Shire plc, SAIIDAC's parent company. The notes and guarantee will be the direct, unsecured obligations of SAIIDAC and Shire plc, respectively, and will rank equally in right of payment with all of SAIIDAC's or Shire plc's other unsecured and unsubordinated obligations, and senior in right of payment to any future indebtedness that is expressly subordinated to the notes or the guarantee, as applicable.

           SAIIDAC has no subsidiaries and will rely on payments from Shire plc and its other subsidiaries in order to make payments on the notes. The guarantee of Shire plc will be effectively subordinated to the liabilities of Shire plc's subsidiaries, except for those of SAIIDAC, as issuer. Shire plc's right to receive any assets of such subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets through the guarantee, will be effectively subordinated to the claims of such subsidiary's creditors. On the date of issuance, the notes will not be obligations of or guaranteed by any of Shire plc's subsidiaries, except for SAIIDAC, as issuer. The notes and the guarantee will also be effectively subordinated to SAIIDAC's and Shire plc's secured obligations to the extent of the value of the collateral securing such other obligations.

           We intend to obtain and maintain a listing for the notes on the New York Stock Exchange. Currently, there is no public market for the notes.

           Investing in the notes involves risks. See "Risk Factors" beginning on page S-15 of this prospectus supplement and page 9 of the accompanying prospectus.

	Price to public(1)	Underwriting discounts and commissions(2)	Proceeds, before expenses, to SAIIDAC

Per 20 note	%	%	$

Per 20 note	%	%	$

Per 20 note	%	%	$

Per 20 note	%	%	$

Per floating rate note	%	%	$

Total

(1)
Plus accrued interest, if any, from            , 2016, if settlement occurs after that date.
(2)
The underwriters have agreed to reimburse us for certain expenses. See "Underwriting; Conflicts of Interest."

           Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

           The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company, for the benefit of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., on or about                , 2016, which will be the            business day following the date hereof (this settlement cycle being referred to as "T+    "). Purchasers of the notes may be affected by this settlement date. See "Underwriting; Conflicts of Interest" beginning on page S-46 of this prospectus supplement.

Joint Book-Running Managers

BofA Merrill Lynch	Barclays	Morgan Stanley

Bookrunners

Bank of China	Citigroup	COMMERZBANK	Credit Suisse

Deutsche Bank Securities	DNB Markets	Lloyds Securities	Mizuho Securities

MUFG	RBC Capital Markets	RBS	Santander	SMBC Nikko

            , 2016

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part, the accompanying prospectus dated September 2, 2016, which is part of our Registration Statement on Form S-3, provides more general information, some of which may not apply to this offering.

        This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

        It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in the accompanying prospectus.

        Neither we nor any of the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy the notes in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of those documents, regardless of the time of delivery of the documents or the time of any sale of the notes. Our business, financial condition, results of operations and future growth prospects may have changed since those respective dates.

        For investors outside the United States: Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

S-ii

BASIS OF PRESENTATION

        Except as the context may otherwise require in this prospectus supplement:

  •
  "We," "us," "our," "Shire" and the "Company," refer to Shire plc and its subsidiaries, including SAIIDAC, except as otherwise indicated or unless the context otherwise requires.

  •
  "SAIIDAC" refers to Shire Acquisitions Investments Ireland DAC, formerly registered as Shire Acquisitions Investments Ireland Limited ("SAIIL"), except as otherwise indicated or unless the context otherwise requires.

  •
  "Baxalta Acquisition" refers to our acquisition of Baxalta Incorporated, a Delaware corporation ("Baxalta"), which closed on June 3, 2016, and associated transactions, described under "Summary—Baxalta Acquisition" and more fully in our Current Report on Form 8-K filed on January 11, 2016 and our Current Report on Form 8-K filed on June 3, 2016, each of which is incorporated by reference herein (except for those items "furnished" in such report).

  •
  "January 2016 Bridge Facilities Agreement" refers to the $18 billion Bridge Facilities Agreement, dated January 11, 2016, among Shire plc, Barclays Bank plc and Morgan Stanley Bank International Limited, as mandated lead arrangers and bookrunners, and Barclays Bank plc, as agent, described more fully in our Current Report on Form 8-K filed on January 11, 2016, incorporated by reference herein (except for those items "furnished" in such report). As of April 1, 2016, SAIIL (the former registered name of SAIIDAC) acceded to the January 2016 Bridge Facilities Agreement as an additional guarantor and an additional borrower and, in connection with the consummation of the Baxalta Acquisition, on May 31, 2016, delivered a utilization request providing for the drawdown of $12.39 billion under the January 2016 Bridge Facilities Agreement, as described more fully in our Current Report on Form 8-K filed on June 3, 2016, incorporated by reference herein (except for those items "furnished" in such report). The January 2016 Bridge Facilities Agreement comprises two credit facilities: (i) a $13.0 billion term loan facility which, subject to a one year extension option exercisable at Shire's option, matures on January 11, 2017 ("Facility A"), and (ii) a $5.0 billion revolving loan facility which, subject to a one year extension option exercisable at Shire's option, matures on January 11, 2017 ("Facility B" and, together with Facility A, the "Bridge Agreement Facilities"). Shire plc acts as guarantor under the January 2016 Bridge Facilities Agreement. The interest rate applicable to each of the Bridge Agreement Facilities is LIBOR plus 1.25 percent per annum, increasing by: (i) 0.25 percent per annum on July 11, 2016 and on each subsequent date falling at three month intervals thereafter until (but excluding) April 11, 2017 and (ii) 0.50 percent per annum on April 11, 2017 and on each subsequent date falling at three month intervals thereafter. Effective June 27, 2016, Shire canceled the unused portion, an amount equal to $610 million, of Facility A. Effective July 11, 2016, Shire canceled the full $5.0 billion amount of Facility B. The January 2016 Bridge Facilities Agreement currently restricts Shire and its subsidiaries, including Baxalta, from incurring or allowing to remain outstanding any indebtedness, subject to certain exceptions, including an exception for any indebtedness incurred by a guarantor under the January 2016 Bridge Facilities Agreement. Baxalta had outstanding indebtedness at the date of its acquisition and Shire is currently within the six month clean-up period available under the January 2016 Bridge Facilities Agreement to resolve the issue of permitted subsidiary indebtedness. It would be possible to resolve the issue of permitted indebtedness by, among other things, having Baxalta guarantee the obligations of Shire plc and SAIIDAC under the January 2016 Bridge Facilities Agreement; however, there is no certainty that a guarantee of the January 2016 Bridge Facilities Agreement will be effected by Baxalta.

  •
  "Revolving Credit Facilities Agreement" refers to the $2.1 billion Revolving Credit Facilities Agreement, dated as of December 12, 2014, as amended on November 25, 2015, among

S-iii

    Shire plc as original borrower and original guarantor, the financial institutions party thereto as arrangers and Barclays Bank plc as facility agent, euro swingline agent and dollar swingline agent. SAIIDAC guarantees Shire plc's obligations under the Revolving Credit Facilities Agreement. The Revolving Credit Facilities Agreement currently restricts Shire and its subsidiaries, including Baxalta, from incurring or allowing to remain outstanding any indebtedness, subject to certain exceptions, including an exception for any indebtedness incurred by a guarantor under the Revolving Credit Facilities Agreement. Baxalta had outstanding indebtedness at the date of its acquisition and Shire is currently within the six month clean-up period available under the Revolving Credit Facilities Agreement to resolve the issue of permitted subsidiary indebtedness. It would be possible to resolve the issue of permitted indebtedness by, among other things, having Baxalta guarantee the obligations of Shire plc and SAIIDAC under the Revolving Credit Facilities Agreement; however, there is no certainty that a guarantee of the Revolving Credit Facilities Agreement will be effected by Baxalta.

  •
  "November 2015 Term Facilities Agreement" refers to the $5.6 billion Term Facilities Agreement, dated as of November 2, 2015, among Shire plc as original borrower and original guarantor, Morgan Stanley Bank International Limited and Deutsche Bank AG, London Branch as mandated lead arrangers and bookrunners, the financial institutions party thereto and Deutsche Bank AG, London Branch as agent. SAIIDAC is the borrower under the November 2015 Term Facilities Agreement, and Shire plc guarantees SAIIDAC's obligations thereunder. The November 2015 Term Facilities Agreement currently restricts Shire and its subsidiaries, including Baxalta, from incurring or allowing to remain outstanding any indebtedness, subject to certain exceptions, including an exception for any indebtedness incurred by a guarantor under the November 2015 Term Facilities Agreement. Baxalta had outstanding indebtedness at the date of its acquisition and Shire is currently within the six month clean-up period available under the November 2015 Term Facilities Agreement to resolve the issue of permitted subsidiary indebtedness. It would be possible to resolve the issue of permitted indebtedness by, among other things, having Baxalta guarantee the obligations of Shire plc and SAIIDAC under the November 2015 Term Facilities Agreement; however, there is no certainty that a guarantee of the November 2015 Term Facilities Agreement will be effected by Baxalta.

  •
  "Dyax Acquisition" refers to our acquisition of Dyax Corp., a Delaware corporation ("Dyax"), which became effective on January 22, 2016, and associated transactions, described in our Current Report on Form 8-K filed on January 22, 2016 and in our Current Report on Form 8-K/A filed on March 17, 2016, each of which is incorporated by reference herein (except for those items "furnished" in such report).

  •
  "Baxalta Notes" refers to any and all notes issued under the Indenture dated as of June 23, 2015, between Baxalta, as issuer, and The Bank of New York Mellon, as trustee (the "Trustee"), as supplemented by the first supplemental indenture dated as of June 23, 2015, between Baxalta, as issuer, and the Trustee. As of the date of this prospectus supplement, the outstanding Baxalta Notes consist of: $375 million aggregate principal amount of Floating Rate Senior Notes due 2018, $375 million aggregate principal amount of 2.000% Senior Notes due 2018, $1 billion aggregate principal amount of 2.875% Senior Notes due 2020, $500 million aggregate principal amount of 3.600% Senior Notes due 2022, $1.75 billion aggregate principal amount of 4.000% Senior Notes due 2025 and $1 billion aggregate principal amount of 5.250% Senior Notes due 2045. Shire plc guarantees all of the Baxalta Notes.

S-iv

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, including information incorporated by reference herein, contains "forward-looking" statements and information based on management's current expectations as of the date hereof. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. In the event such risks or uncertainties materialize, Shire's results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

  •
  Shire's products may not be a commercial success;

  •
  increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire's future revenues, financial condition and results of operations;

  •
  Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire's products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire's products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

  •
  the manufacture of Shire's products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

  •
  certain of Shire's therapies involve lengthy and complex processes, which may prevent Shire from timely responding to market forces and effectively managing its production capacity;

  •
  Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

  •
  the actions of certain customers could affect Shire's ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire's revenues, financial condition or results of operations;

  •
  Shire's products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;

  •
  adverse outcomes in legal matters, tax audits and other disputes, including Shire's ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the combined company's revenues, financial condition or results of operations;

  •
  inability to successfully compete for highly qualified personnel from other companies and organizations;

S-v

  •
  failure to achieve the strategic objectives with respect to Shire's acquisition of NPS Pharmaceuticals Inc., Dyax or Baxalta may adversely affect Shire's financial condition and results of operations;

  •
  Shire's growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;

  •
  a slowdown of global economic growth, or economic instability of countries in which Shire does business, as well as changes in foreign currency exchange rates and interest rates, that adversely impact the availability and cost of credit and customer purchasing and payment patterns, including the collectability of customer accounts receivable;

  •
  failure of a marketed product to work effectively or if such a product is the cause of adverse side effects could result in damage to the Shire's reputation, the withdrawal of the product and legal action against Shire;

  •
  investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire's activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

  •
  Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire's revenues, financial condition or results of operations;

  •
  Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which may decrease its business flexibility and increase borrowing costs;

  •
  difficulties in integrating Dyax or Baxalta into Shire may lead to the combined company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and

  •
  other risks and uncertainties detailed from time to time in Shire's filings with the SEC, including those risks outlined in "Risk Factors" and elsewhere in this prospectus supplement, including the registration statement to which this offering relates and the prospectus contained therein and in "Item 1A: Risk Factors" in Shire's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

        The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this prospectus supplement are qualified by these cautionary statements and are made only as of the date of this prospectus supplement. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

        For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus supplement and the documents incorporated by reference herein, including in "Risk Factors" in this prospectus supplement. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

S-vi

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in "Risk Factors," our consolidated financial statements and the related notes thereto and the other information incorporated by reference herein, for more information on Shire and SAIIDAC and recent transactions involving Shire and SAIIDAC before making an investment decision.

Shire plc

        Shire is the leading global biotechnology company focused on serving people with rare diseases and other highly specialized conditions. Shire has grown both organically and through acquisition, completing a series of major transactions that have brought therapeutic, geographic and pipeline growth and diversification. Shire will continue to conduct its own research and development ("R&D"), focused primarily on rare diseases, as well as evaluate companies, products and pipeline opportunities that offer a strategic fit and have the potential to deliver value to all of Shire's stakeholders: patients, physicians, policy makers, payers, investors and employees.

        Shire has commercial units that focus exclusively on the commercial execution of its marketed products (the "In-Line" group) across core therapeutic areas including Hematology, Immunology, Neuroscience, Ophthalmics, Lysosomal Storage Disorders, Gastrointestinal / Internal Medicine / Endocrine and Hereditary Angioedema; and a growing franchise in Oncology. This structure allows Shire to provide innovative treatments and service the needs of its customers and patients as efficiently as possible.

        Shire has a single R&D organization (the "Pipeline" group), and early stage research is focused primarily on rare diseases. This single structure is designed to ensure Shire explores and develops opportunities built upon its core capabilities, priority commercial units and therapeutic areas, and also seeks to explore related and emerging areas.

        Our growth has been fuelled by original research, strategic acquisitions and innovative license agreements focusing on optimizing In-line assets through efficient commercial operations, advancing products in the late-stage pipeline and launching new products. Shire's global corporate development team searches for new technologies, innovative products and strategic partnerships. The team engages in conversations with scientists and entrepreneurs on a global basis, while collaborating with commercial and R&D experts throughout Shire.

        For further discussion of the material elements of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016, as updated by the Current Report on Form 8-K (updating Item 15 only), filed with the SEC on September 2, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 5, 2016, as updated by the Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016, our Current Reports on Form 8-K, filed with the SEC on September 2, 2016, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement.

        Our principal executive offices are located at 5 Riverwalk, Citywest Business Campus, Dublin 24, Ireland. Our telephone number is +353 1 429 7700.

Shire Acquisitions Investments Ireland DAC

        SAIIDAC, formerly SAIIL, is a wholly-owned subsidiary of Shire and was incorporated as a private limited liability company on December 21, 2015 under the laws of Ireland and re-registered as a designated activity company on July 11, 2016. SAIIDAC serves as a financing company for Shire and its subsidiaries.

Baxalta Acquisition

        On January 11, 2016, Shire entered into an Agreement and Plan of Merger (the "Merger Agreement") with Baxalta and BearTracks, Inc., a Delaware corporation and a wholly-owned subsidiary of Shire ("Merger Sub"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub was merged with and into Baxalta (the "Merger"), with Baxalta surviving as a wholly-owned subsidiary of Shire. Shire and Baxalta also entered into a Letter Agreement, dated as of January 11, 2016 (the "Letter Agreement") with Baxter International Inc., a Delaware corporation ("Baxter"), which sets forth certain rights and obligations of the parties related to tax, securities and other matters.

        At the effective time of the Merger on June 3, 2016, each outstanding share of Baxalta common stock (each a "Baxalta share"), subject to certain customary exceptions, was canceled and converted into the right to receive: (i) $18.00 in cash and (ii) either (a) 0.1482 of a Shire American Depository Share (a "Shire ADS") or (b) if a Baxalta stockholder validly elected, 0.4446 of a Shire ordinary share in lieu of such fraction of a Shire ADS. Borrowings under the January 2016 Bridge Facilities Agreement were used to finance the cash consideration payable related to the Merger.

Our Structure

        The following chart provides a summary of our corporate structure and certain indebtedness outstanding as of June 30, 2016 on an as adjusted basis after giving effect to this offering and the use of proceeds therefrom. The chart only depicts selected subsidiaries of Shire, including SAIIDAC and Baxalta, and does not distinguish between direct and indirect ownership.

(1)
Shire plc guarantees all of the Baxalta Notes, the November 2015 Term Facilities Agreement and the January 2016 Bridge Facilities Agreement. Shire plc will guarantee the notes offered hereby.

(2)
At June 30, 2016, there was $905 million outstanding under the Revolving Credit Facilities Agreement. SAIIDAC guarantees Shire plc's obligations under the Revolving Credit Facilities Agreement.

(3)
At June 30, 2016, the $5.6 billion November 2015 Term Facilities Agreement was fully drawn. SAIIDAC is the borrower under the November 2015 Term Facilities Agreement, and Shire plc guarantees SAIIDAC's obligations thereunder.

(4)
Though it will not be a guarantor of Shire plc's existing credit facilities at the date of issuance of the notes, Baxalta may guarantee Shire plc's existing credit facilities, including the Revolving

  Credit Facilities Agreement and the November 2015 Term Facilities Agreement. See "Basis of Presentation—Revolving Credit Facilities," "—November 2015 Term Facilities Agreement" and "Description of the Notes and Guarantee—Future Guarantee." We are not offering a guarantee of the notes by Baxalta. Baxalta will not guarantee the notes offered hereby at the date of issuance of the notes and may not guarantee the notes at any time in the future. You should not assume that Baxalta or any other subsidiary of Shire will guarantee the notes.

(5)
At June 30, 2016, there was $12.342 billion outstanding under the $13.0 billion Facility A of the January 2016 Bridge Facilities Agreement. After giving effect to this offering and the use of proceeds therefrom, there will be $            outstanding under Facility A. The full $5.0 billion amount of Facility B was cancelled (undrawn) effective July 11, 2016. See "Capitalization." SAIIDAC is the borrower and both SAIIDAC and Shire plc are guarantors under the January 2016 Bridge Facilities Agreement.

 THE OFFERING

        The summary below describes the principal terms of the notes and guarantee. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes and Guarantee" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

        As used in this summary of the offering, "we," "our," "us" and "SAIIDAC" refer only to Shire Acquisitions Investments Ireland DAC. "Shire" refers to Shire plc and not to any of its subsidiaries.

Issuer	Shire Acquisitions Investments Ireland DAC
Shire guarantee	The notes will be fully and unconditionally guaranteed by Shire as to the payment of principal, premium (if any) and interest, including any additional amounts that may be payable.
Notes offered	$ aggregate principal amount of % Senior Notes due 20 .
$ aggregate principal amount of % Senior Notes due 20 .
$ aggregate principal amount of % Senior Notes due 20 .
$ aggregate principal amount of % Senior Notes due 20 .
$ aggregate principal amount of Floating Rate Senior Notes due 20 .
Maturity date	The 20 notes will mature on , 20 .
The 20 notes will mature on , 20 .
The 20 notes will mature on , 20 .
The 20 notes will mature on , 20 .
The floating rate notes will mature on , 20 .
Interest rate	Interest on the 20 notes will accrue at a rate of % per year.
Interest on the 20 notes will accrue at a rate of % per year.
Interest on the 20 notes will accrue at a rate of % per year.
Interest on the 20 notes will accrue at a rate of % per year.
Interest on the floating rate notes will accrue at a rate of three-month LIBOR, reset on a quarterly basis, plus % per year.

Interest payment dates	Interest on the fixed rate notes will be payable semi-annually in arrears on and of each year, beginning on , 2017.
Interest on the floating rate notes will be payable quarterly in arrears, on , , and of each year, beginning on , 2016.
Ranking
The notes and guarantee will be the direct, unsecured obligations of SAIIDAC and Shire, respectively, and will rank equally in right of payment with all of SAIIDAC's or Shire's other unsecured and unsubordinated obligations, and senior in right of payment to any future indebtedness that is expressly subordinated to the notes or the guarantee, as applicable.

The Shire guarantee will be effectively subordinated to the liabilities of Shire's subsidiaries, except for those of SAIIDAC, as issuer. Shire's right to receive any assets of such subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets through the guarantee, will be effectively subordinated to the claims of such subsidiary's creditors. The notes will not be obligations of or guaranteed by any of Shire's subsidiaries, except for SAIIDAC, as issuer. The notes and the guarantee will also be effectively subordinated to SAIIDAC's and Shire's secured obligations to the extent of the value of the collateral securing such other obligations.

As of June 30, 2016, after giving effect to this offering and the use of proceeds therefrom, (i) SAIIDAC and Shire would have had no secured obligations and (ii) the total liabilities of Shire's subsidiaries (except SAIIDAC) that will not be guarantors of the notes, including trade payables, would have been approximately $21.6 billion.

The indenture under which the notes will be issued will not limit our ability, or the ability of Shire or its subsidiaries, to incur senior unsecured or subordinated debt, or our ability, or that of Shire or any of its subsidiaries, to incur other liabilities, and we and Shire will be permitted to incur a significant amount of secured indebtedness. As a holding company, Shire depends on the ability of its subsidiaries to transfer funds to meet its obligations, including its obligations under the guarantee. See "Risk Factors—Risk Relating to This Offering—Because Shire is a holding company and conducts substantially all of its operations through subsidiaries, your right to receive payments under the guarantee is effectively subordinated to the liabilities of Shire's subsidiaries."

Optional redemption	We may redeem the fixed rate notes, in whole or in part, at any time and from time to time, as described under the heading "Description of the Notes and Guarantee—Optional Redemption."
Except as described under "Description of the Notes and Guarantee—Redemption for Taxation Reasons," the floating rate notes will not be redeemable prior to maturity.
Tax redemption
In the event of various tax law or interpretation changes that require SAIIDAC or Shire (as the case may be) to pay additional amounts as described under "Description of the Notes and Guarantee—Redemption for Taxation Reasons," we may redeem all, but not less than all, of the notes of each series prior to maturity.
Change of control
Unless we have elected to exercise our right to redeem the applicable notes, upon a Change of Control Triggering Event, SAIIDAC will be required to repurchase each series of notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase, as described under "Description of the Notes and Guarantee—Offer to Purchase Upon Change of Control Triggering Event."
Sinking fund	None.
Denominations	Each series of notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Form of notes
Each series of notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company ("DTC"). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective United States depositaries, which in turn will hold such interests in accounts as participants of DTC.
Use of proceeds
We estimate that the net proceeds to us from the sale of the notes in this offering will be $ , after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use a portion of the net proceeds from this offering to repay amounts outstanding under the January 2016 Bridge Facilities Agreement. We intend to use any remaining net proceeds from this offering for general corporate purposes. See "Use of Proceeds."

Affiliates of each underwriter, except for Citigroup Global Markets Inc., are lenders under the January 2016 Bridge Facilities Agreement and, accordingly, they will receive a portion of the net proceeds from this offering through the repayment of borrowings under these facilities. See "Underwriting; Conflicts of Interest."
Trustee	Deutsche Bank Trust Company Americas.
Governing law	The notes will be, and the indenture under which they will be issued is, governed by and construed in accordance with the laws of the State of New York.
No prior market
Each series of notes is a new issue of securities and there is currently no established trading market for any series of notes. Though we intend to obtain and maintain a listing for the notes on the New York Stock Exchange, an active or liquid trading market may not develop for any series of notes.
Listing
We intend to obtain and maintain a listing for the notes on the New York Stock Exchange. If we are unable to obtain or maintain such listing on the New York Stock Exchange, we may obtain and maintain listing for the notes on another exchange in our sole discretion.
Timing and Delivery	We currently expect delivery of the notes to occur on or about , 2016, which will be the business day following the date hereof (this settlement cycle being referred to as "T+ ").
Risk factors	See the section entitled "Risk Factors" beginning on page S-15 for a discussion of some of the factors you should consider before investing in the notes.
Certain covenants	We have agreed to observe certain covenants in the indenture, including a limitation on our ability to incur certain secured debt. See "Description of the Notes and Guarantee."
Defeasance
The notes will be subject to the defeasance and covenant defeasance provisions in the indenture described under the heading "Description of Debt Securities and Guarantee—Defeasance of Indenture" in the accompanying prospectus and as otherwise described under "Description of the Notes and Guarantee" in this prospectus supplement.

Further issues	We may, from time to time, without the consent of the holders of the notes of a particular series, issue additional notes of such series having the same ranking and the same interest rate, maturity and other terms as the notes of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional notes, together with the notes of such series offered by this prospectus supplement and the accompanying prospectus, will, if certain conditions are met, constitute a single series of debt securities under the indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the indenture.

SUMMARY HISTORICAL FINANCIAL DATA OF SHIRE

        The following table sets forth summary historical consolidated financial information for Shire as of the end of and for the periods indicated. The statements of income information for each of the years ended December 31, 2015, 2014 and 2013 and the balance sheet information as of December 31, 2015 and 2014 are derived from Shire's audited consolidated financial statements filed as part of the Shire's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by Shire's Current Report on Form 8-K (updating Item 15 only) filed with the SEC on September 2, 2016, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The statements of income information for the six months ended June 30, 2016 and 2015 and the balance sheet information as of June 30, 2016 are derived from Shire's unaudited interim consolidated financial statements filed as part of the Shire's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, as updated by Shire's Current Report on Form 8-K (updating Item 1 only) filed with the SEC on September 2, 2016, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

        More comprehensive financial information, including management's discussion and analysis of Shire's financial condition and results of operations, is contained in the Shire's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by Shire's Current Report on Form 8-K (updating Item 15 only) filed with the SEC on September 2, 2016, Shire's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, as updated by Shire's Current Report on Form 8-K (updating Item 1 only) filed with the SEC on September 2, 2016, and other reports filed by Shire with the SEC. The following summary historical consolidated financial information is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See the section of the accompanying prospectus titled "Where You Can Find More Information" for instructions on how to obtain these other documents and more complete information relating to Shire.

	As of or for the six months ended June 30,		As of or for the year ended December 31,
	2016	2015	2015	2014	2013
	(in millions)
Statements of Income:
Total revenues	$4,138.4	$3,046.0	$6,416.7	$6,022.1	$4,934.3
Gain on sale of product rights	$6.5	$12.3	$14.7	$88.2	$15.9
Amortization of acquired intangible assets	$(347.6)	$(219.6)	$(498.7)	$(243.8)	$(152.0)
Other operating expenses(1)	$(3,157.2)	$(2,231.5)	$(4,513.2)	$(4,168.5)	$(3,064.7)

Operating income from continuing operations	$640.1	$607.2	$1,419.5	$1,698.0	$1,733.5
Interest income	$2.6	$2.6	$4.2	$24.7	$2.1
Interest expense	$(131.9)	$(20.9)	$(41.6)	$(30.8)	$(38.1)
Other (expenses)/income, net	$(2.5)	$2.3	$3.7	$8.9	$(3.9)
Receipt of break fee(2)	$—	$—	$—	$1,635.4	$—

Income from continuing operations before income taxes and equity in earnings/(losses) of equity method investees	$508.3	$591.2	$1,385.8	$3,336.2	$1,693.6
Income taxes	$(11.2)	$(13.3)	$(46.1)	$(56.1)	$(277.9)
Equity in (losses)/earnings of equity method investees, net of taxes	$(1.0)	$(0.9)	$(2.2)	$2.7	$3.9

Income from continuing operations, net of tax	$496.1	$577.0	$1,337.5	$3,282.8	$1,419.6
(Loss)/gain from discontinued operations, net of tax	$(239.2)	$(7.0)	$(34.1)	$122.7	$(754.5)

Net income	$256.9	$570.0	$1,303.4	$3,405.5	$665.1
Balance sheets:
Total current assets(3)	$9,658.1		$2,255.5	$5,183.1
Total assets(3)	$70,720.5		$16,609.8	$13,632.1
Total current liabilities(3)	$6,854.8		$3,706.1	$3,021.9
Long term obligations(4)	$24,048.9		$868.7	$736.7
Total liabilities	$40,957.5		$6,780.7	$4,969.2
Total equity	$29,763.0		$9,829.1	$8,662.9

(1)
The following significant items are included within Other operating expenses:

•
Up-front and milestone payments for in-licensed development projects, expensed to R&D, of $12.5 million in the year ended December 31, 2014;

•
Impairment loss of $643.7 million in respect of SHP625 and SHP608 in-process research and development ("IPR&D") intangible assets in the year ended December 31, 2015; impairment loss of $190.3 million in respect of certain IPR&D intangible assets in the year ended December 31, 2014;

•
Impairment loss of $7.1 million related to the goodwill allocated to Shire's former Regenerative Medicine ("RM") reporting unit and impairment loss of $19.9 million in respect of RESOLOR IPR&D assets in the year ended December 31, 2013;

  •
  Reorganization costs, relating to employee involuntary termination benefits and other reorganization costs, of $97.9 million, $180.9 million and $88.2 million in the years ended December 31, 2015, 2014 and 2013, respectively; and

  •
  For the year ended December 31, 2015, Shire recorded net integration and acquisition costs of $39.8 million, which principally comprises costs related to the acquisition and integration of NPS Pharma, ViroPharma Inc., Dyax and Baxalta ($189.7 million), offset by a net credit relating to the change in the fair value of contingent consideration liabilities ($149.9 million). Integration and acquisition costs of $158.8 million in the year ended December 31, 2014, primarily related to the acquisition and integration of ViroPharma Inc. and the change in fair values of contingent consideration liabilities, a net credit to Integration and acquisition costs in the year ended December 31, 2013 of $134.1 million primarily related to a reduction in the fair value of contingent consideration liabilities.

(2)
Pursuant to the termination agreement with AbbVie Inc., AbbVie Inc. paid the break fee in cash due under the cooperation agreement of approximately $1.635 billion on October 21, 2014.

(3)
As of December 31, 2015, Shire adopted new income tax accounting guidance which requires that all deferred tax liabilities and deferred tax assets be presented as non-current in the balance sheet for the purpose of simplifying the balance sheet presentation. In accordance with the permitted transition guidance, this new guidance has been applied prospectively in 2015 and the prior year balance sheet classification of deferred taxes has not been adjusted.

In addition, in April 2015, the FASB issued a new standard that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. In August 2015, the FASB issued additional guidance which clarified that debt issuance costs related to line-of-credit arrangements can be presented in the balance sheet as an asset and amortized over the term of the line-of-credit arrangement. The recognition and measurement guidance for debt issuance costs were not affected by these amendments.

Shire adopted this guidance with retroactive application from January 1, 2016 in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 4, 2016, incorporated by reference in this prospectus supplement and the accompanying prospectus. However, as the retroactive application of the standard to Shire's annual consolidated financial statements appearing in its Form 10-K for the year ended December 31, 2015, also incorporated by reference in this prospectus supplement and the accompanying prospectus, was not considered material, Shire has not adjusted those annual consolidated financial statements to reflect the retroactive application of this standard. Had Shire retroactively adjusted those consolidated financial statements, debt issuance costs of approximately $5.4 million for the year ended December 31, 2014, previously classified within prepaid expenses and other current assets, would have been netted against short-term borrowings in the consolidated balance sheet. The retroactive application of the new standard had no impact for the year ended December 31, 2015 as the debt issuance costs as of December 31, 2015 related to unutilized debt facilities and line-of-credit arrangements which continue to be classified as an asset under the new standard.

(4)
Long term deferred tax liabilities are not included in the long term obligations balance.

 SUMMARY HISTORICAL FINANCIAL DATA OF BAXALTA

        The following table sets forth summary financial data for Baxalta as of and for the years ended December 31, 2015, 2014 and 2013. This summary financial data reflects the consolidated position of Baxalta and its consolidated subsidiaries as an independent, publicly-traded company for periods on or after its separation from Baxter on July 1, 2015. Summary financial data for periods prior to July 1, 2015 reflect the combined historical business and operations of Baxalta as it was historically managed as part of Baxter, and have been prepared on a "carve-out" basis for the purpose of presenting Baxalta's historical financial condition and results of operations. Baxalta did not operate as a standalone entity prior to the separation, and accordingly the summary financial data presented herein for periods prior to the separation is not necessarily indicative of Baxalta's performance following the separation and does not reflect what Baxalta's performance would have been had Baxalta operated as an independent publicly traded company.

        The consolidated and combined statement of income data for the years ended December 31, 2015, 2014 and 2013 and the consolidated and combined balance sheet data as of December 31, 2015 and 2014 were derived from Baxalta's audited consolidated and combined financial statements and accompanying notes, which are included as part of our Current Report on Form 8-K filed with the SEC on June 3, 2016, which is incorporated by reference into this prospectus supplement. The consolidated and combined statement of income data for the three months ended March 31, 2016 and 2015 and the consolidated and combined balance sheet data as of March 31, 2016 and 2015 were derived from Baxalta's unaudited interim consolidated and combined financial statements and accompanying notes, which are included as part of our Current Report on Form 8-K filed with the SEC on June 3, 2016, which is incorporated by reference into this prospectus supplement.

        The summary financial data should be read in conjunction with the discussion included in the document titled "Management's Discussion and Analysis of Financial Condition and Results of Operations for Baxalta" which is incorporated by reference into this prospectus supplement and Baxalta's audited and unaudited consolidated and combined financial statements and accompanying notes which are incorporated by reference into this prospectus supplement.

	As of or for the three months ended March 31,		As of or for the year ended December 31,
	2016	2015	2015	2014	2013
	(in millions)
Consolidated and Combined Statement of Income and Other Data
Net sales	$1,548	$1,361	$6,148	$5,952	$5,555
Income from continuing operations before income taxes	$172	$339	$1,198	$1,532	$1,613
Consolidated and Combined Balance Sheet Data
Total current assets	$4,876		$4,708	$3,093
Total assets(1)	$12,824		$12,329	$8,583
Long-term debt and capital lease obligations	$5,317		$5,265	$275
Total equity	$4,220		$3,924	$5,747

(1)
Baxalta elected to adopt new income tax accounting guidance on a retrospective basis, as further discussed in Note 2 and Note 13 to the audited consolidated and combined financial statements incorporated by reference into this prospectus supplement. As a result, Baxalta has made certain reclassifications to its consolidated and combined balance sheets starting with the period ending December 31, 2015 and retroactively applying to prior year balances disclosed in the table above. The reclassifications had the effect of decreasing total assets by $201 million as of December 31, 2014.

 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        On June 3, 2016, Shire and Baxalta completed the Merger pursuant to the Merger Agreement. See "Summary—Baxalta Acquisition."

        The unaudited pro forma condensed combined statements of income for the fiscal year ended December 31, 2015 and the six months ended June 30, 2016 have been prepared by Shire and give effect to the following transactions as if they had occurred on January 1, 2015:

  •
  the combination with Baxalta for a consideration of, in each case without interest and subject to any applicable withholding taxes, (i) $18.00 in cash and (ii) either (a) 0.1482 of a Shire ADS or (b) if a Baxalta stockholder timely elected, 0.4446 of a Shire ordinary share, in lieu of such fraction of a Shire ADS described in (ii)(a), per share of Baxalta common stock, representing an aggregate consideration of approximately $32.4 billion, and the directly attributable financing of the combination; and

  •
  the acquisition of Dyax Corp. ("Dyax") by Shire on January 22, 2016 for consideration of (i) $37.30 in cash per share and (ii) a non-tradable contingent value right of $4.00 per share, payable subject to FDA approval of SHP 643 (formerly known as DX-2930), representing an aggregate preliminary consideration of $6.3 billion, and the directly attributable financing of the acquisition.

        Because the combinations with Baxalta and Dyax are already reflected in Shire's historical consolidated balance sheet as of June 30, 2016 included in the Shire Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 filed with the SEC on August 5, 2016, as updated by Shire's Current Report on Form 8-K dated September 2, 2016, no pro forma condensed combined balance sheet is presented as part of the unaudited pro forma condensed combined financial information.

        Shire has adjusted the historical consolidated statements of income for the fiscal year ended December 31, 2015 and the six months ended June 30, 2016 to give effect to pro forma events that are (1) directly attributable to the business combination and acquisition referred to above, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. This information should be read in conjunction with:

  (i)
  the accompanying notes to the unaudited pro forma condensed combined financial statements;

  (ii)
  the separate historical unaudited consolidated financial statements of Shire as of and for the six months ended June 30, 2016, included in Shire's Quarterly Report on Form 10-Q filed with the SEC on August 5, 2016, as updated by Shire's Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016;

  (iii)
  the separate historical consolidated financial statements of Shire for the year ended December 31, 2015, included in Shire's Annual Report on Form 10-K filed with the SEC on February 23, 2016, as updated by Shire's Current Report on Form 8-K (updating Item 15 only), filed with the SEC on September 2, 2016;

  (iv)
  the separate historical financial statements of Dyax as of and for the year ended December 31, 2015, included in Shire's Current Report on Form 8-K/A filed with the SEC on March 17, 2016;

  (v)
  the separate historical unaudited statement of income of Baxalta for the period ended March 31, 2016 included in Exhibit 99.3 to Shire's Current Report on Form 8-K filed with the SEC on June 3, 2016; and

  (vi)
  the separate historical financial statements of Baxalta as of and for the year ended December 31, 2015, included in Exhibit 99.2 to Shire's Current Report on Form 8-K filed with the SEC on June 3, 2016.

        The unaudited pro forma condensed combined statements of income have been prepared by management in accordance with SEC Regulation S-X Article 11 for illustrative purposes only. The unaudited pro forma condensed combined statements of income are not necessarily indicative of what the combined results of operations actually would have been had the combination with Baxalta and the acquisition of Dyax been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined statements of income do not purport to project the future financial results of operations of the combined entity. Prior to the acquisitions of Baxalta and Dyax, there were no material transactions between Shire, Baxalta and/or Dyax during the periods presented in the unaudited pro forma condensed combined statements of income that would need to be eliminated.

        The unaudited pro forma condensed combined statements of income have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, with Shire being the accounting acquirer. The accounting for the acquisition of Dyax and combination with Baxalta are dependent upon certain valuations that are provisional and are subject to change. Shire will finalize these amounts as it obtains the information necessary to complete the measurement processes. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Shire's future results of operations and financial position.

        In addition, the unaudited pro forma condensed combined statements of income do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the combination with Baxalta and the acquisition of Dyax, the costs to integrate the operations of Shire, Baxalta and Dyax or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Unaudited Pro Forma Condensed Combined Statement of Income Data

	Six months ended June 30, 2016	Year ended December 31, 2015
	(in millions)	(in millions)
Total revenues	$6,747.3	$12,651.8
Operating income/(loss) from continuing operations	1,445.7	1,817.3
Income/(loss) from continuing operations before income taxes and equity in losses of equity method investees	1,274.8	1,304.3

RISK FACTORS

        Investing in our notes involves risks. Before deciding to purchase any of our notes, you should carefully consider the discussion of risks and uncertainties below and under the heading "Risk Factors" in Shire's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus supplement or in the accompanying prospectus.

        As used in the risk factors, "we," "our," "us" and "SAIIDAC" refer only to Shire Acquisitions Investments Ireland DAC. "Shire" refers to Shire plc and not to any of its subsidiaries.

Risks Relating to This Offering

         Because Shire is a holding company and conducts substantially all of its operations through subsidiaries, your right to receive payments under the guarantee is effectively subordinated to the liabilities of Shire's subsidiaries, other than SAIIDAC.

        The notes we are offering are obligations of SAIIDAC and are guaranteed exclusively by Shire. SAIIDAC has no subsidiaries and will rely on payments from Shire and its other subsidiaries in order to make payments on the notes. Shire is organized as a holding company and substantially all of its operations are carried on through subsidiaries. The ability of Shire to meet its financial obligations is dependent upon the availability of cash flows from its subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. The subsidiaries of Shire are separate and distinct legal entities, and have no obligation to pay any amounts due under the guarantee or to provide Shire with funds for its payment obligations. Shire's right to receive any assets of any of its subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets through the guarantee, will be effectively subordinated to the claims of such subsidiary's creditors. The guarantee does not restrict the ability of Shire's subsidiaries to incur additional indebtedness or other liabilities. Even if Shire were a creditor of any of its subsidiaries, Shire's rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries held by any other creditor and any indebtedness of its subsidiaries senior to that held by Shire.

         Because the notes and guarantee are unsecured, your right to receive payments may be adversely affected.

        The notes and guarantee will be unsecured. The notes and guarantee are not subordinated to any of SAIIDAC's or Shire's other debt obligations and, therefore, they will rank equally with all of SAIIDAC's or Shire's other unsecured and unsubordinated indebtedness, as applicable. As of the date of this prospectus supplement, neither SAIIDAC nor Shire had any secured obligations outstanding. In the event of bankruptcy, liquidation or reorganization of SAIIDAC or Shire, if SAIIDAC defaults on the notes or Shire defaults on the guarantee, then, to the extent that SAIIDAC or Shire has granted security over its assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before SAIIDAC or Shire could make payment on the notes or the guarantee, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would participate equally with all unsubordinated unsecured indebtedness.

         Shire and its subsidiaries, including SAIIDAC, may incur substantially more debt in the future.

        Shire and its subsidiaries, including SAIIDAC, may incur substantial additional indebtedness in the future. There is no restriction on the amount of debt SAIIDAC may issue that ranks equally with the notes or on the amount of debt or guarantees Shire may issue that ranks equally with the guarantee.

Any such incurrence of additional indebtedness could exacerbate the risks that holders of the notes will face.

         Shire may not be able to generate sufficient cash to service all of its indebtedness, including the guarantee.

        Shire's ability to satisfy its obligations in respect of its indebtedness or to refinance its indebtedness will depend on its future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints and financial, business and other factors, many of which are beyond its control, will also affect its ability to meet these needs. Shire may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable it to pay its indebtedness, or to fund its other liquidity needs. Shire may need to refinance all or a portion of its indebtedness on or before maturity. Shire may not be able to refinance any of its indebtedness when needed on commercially reasonable terms or at all.

         Credit ratings may not reflect all risks of an investment in the notes.

        Shire's credit ratings or the credit ratings assigned to a series of notes may not reflect the potential impact of all risks related to the notes and other factors on any trading market for, or trading value of, the notes. However, actual or anticipated changes in these credit ratings will generally affect any trading market for, or trading value of, each series of notes.

        Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

         Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of Shire and its subsidiaries' assets.

        A change of control triggering event, as defined in the indenture governing the notes, gives each holder of the notes the right to require us to make an offer to repurchase all or any part of such holder's notes. One of the circumstances under which a change of control, which is a condition to a change of control triggering event, may occur is upon the sale or disposition of "all or substantially all" of Shire and its subsidiaries' assets. There is no precise established definition of the phrase "substantially all" under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of the notes to require us to repurchase such holder's notes as a result of a sale of less than all of Shire and its subsidiaries' assets to another person is uncertain.

         We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.

        We will be required to offer to repurchase the notes upon the occurrence of a change of control triggering event as provided in the indenture governing the notes. However, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by applicable law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the notes.

         The notes lack a developed trading market, and such a market may never develop.

        Though we intend to obtain and maintain a listing for the notes on the New York Stock Exchange, we cannot assure you that an active trading market will develop for any series of notes of SAIIDAC even if we list the series on a securities exchange. We also cannot assure you that holders of our notes will be able to sell their notes or the price at which such holders may be able to sell their notes. If a trading market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on the note, in each case depending on many factors, including, among other things, prevailing interest rates, Shire's financial results, any decline in Shire's creditworthiness and the market for similar securities.

        Any underwriters, broker-dealers or agents that participate in the distribution of the notes may make a market in the notes as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, we cannot assure you as to the liquidity of any trading market for the notes or that an active public market for the notes will develop.

         General market conditions and other factors could adversely affect market prices for the notes.

        Market prices for the notes can be expected to vary with changes in market and economic conditions, including prevailing interest rates and the market for similar securities, our financial condition and prospects, changes in our credit ratings (whether real or anticipated) and other factors that generally influence the market prices of securities. As a result, the notes could trade at prices that may be lower than the initial offering price.

         Exposure to UK political developments, including the result of the UK referendum on membership in the European Union, could have a material adverse effect on the value and trading of the notes.

        On June 23, 2016, a referendum was held on the United Kingdom's membership in the European Union, the result of which was a vote in favor of leaving the European Union ("Brexit"). A process of negotiation will determine the future terms of the United Kingdom's relationship with the European Union. The potential impact of Brexit on Shire's market share, sales, profitability and results of operations is unclear. Depending on the terms of Brexit, economic conditions in the United Kingdom, the European Union and global markets may be adversely affected by reduced growth and volatility. The uncertainty before, during and after the period of negotiation could also have a negative economic impact and increase volatility in the markets, particularly in the eurozone. Such volatility and negative economic impact could, in turn, adversely affect the value and trading of the notes.

         Insolvency laws of Ireland, Jersey or other local insolvency laws may preclude holders of the notes from recovering payments due on the notes and may not be as favorable to you as those of another jurisdiction with which you may be familiar.

        We are incorporated, have our registered offices and conduct the administration of our business in Ireland and are likely to have our center of main interests (within the meaning of article 3(i) of Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings) in Ireland. Consequently, the main insolvency proceedings against us would likely be commenced in Ireland and be based on Irish insolvency laws. Secondary proceedings could be initiated in one or more EU jurisdictions (with the exception of Denmark) in which we have an establishment. Shire is incorporated and has its registered office in Jersey. Insolvency proceedings with respect to Shire are likely to proceed under, and be governed by, Jersey insolvency law. Irish insolvency laws, Jersey insolvency laws and other local insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the notes to recover the amount due in respect of the notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States. The procedural and substantive provisions of such insolvency laws are generally more favorable to secured creditors than comparable provisions of United States law. In particular, these provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for Shire or SAIIDAC or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.

         We are an Irish company and Shire is a Jersey public limited company, and it may be difficult for holders of the notes to obtain or enforce judgments against us.

        We are a designated activity company incorporated under the laws of Ireland and Shire is a public limited liability company incorporated under the laws of Jersey. Certain of our directors and authorized officers may reside outside the United States, and certain of our or such persons' assets are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon us or Shire or such persons, outside of Ireland or Jersey, as applicable, or within the United States. It may also be difficult for investors to enforce against us or Shire judgments obtained in courts other than Irish or Jersey courts, as applicable.

        The United States and Jersey currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (as opposed to arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any Federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. Federal securities laws, would not automatically be recognized or enforceable in Jersey. In order to enforce any such U.S. judgment in Jersey, proceedings must first be initiated before a court of competent jurisdiction in Jersey. In such an action, a Jersey court would not generally reinvestigate the merits of the original matter decided by the U.S. court (subject to the qualifications below) and it would usually be possible to obtain summary judgment on such a claim (assuming that there is no valid defense to it). Recognition and enforcement of a U.S. judgment by a Jersey court in such an action is conditional upon (among other things): (i) the U.S. court having had jurisdiction over the original proceedings according to Jersey conflicts of laws principles; (ii) the U.S. judgment being final and conclusive on the merits in the sense of being final and unalterable in the court which pronounced it and being for a definite sum of money (although there are circumstances where non-monetary judgments can also be enforced); (iii) the U.S. judgment not contravening Jersey public policy; (iv) the U.S. judgment not being for a sum payable in respect of taxes, or other charges of a like nature, or in respect of a penalty or fine; (v) the U.S. judgment not having been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the United Kingdom Protection of Trading Interests Act 1980 (as extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order 1983); (vi) the U.S. judgment not having been obtained by fraud or in breach of Jersey principles of natural justice; and (vii) there not having been a prior inconsistent decision of a Jersey court in respect of the same matter.

        Subject to the foregoing, investors may be able to enforce in Jersey judgments in civil and commercial matters that have been obtained from U.S. Federal or state courts. However, we cannot assure you that those judgments will be recognized or enforceable in Jersey. In addition, it is questionable whether a Jersey court would accept jurisdiction and impose civil liability if the original action was commenced in Jersey, instead of the United States, and predicated solely upon U.S. Federal securities laws.

        There is no enforcement treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. Consequently, a judgment of any Federal or state court in the United States would not be automatically enforceable in Ireland. In order to obtain a judgment that can be enforced in Ireland against us, the dispute must be re-litigated before a competent Irish court, which will have discretion to attach such weight to the judgment of any Federal or state court in the United States as it deems appropriate. The Irish courts can be expected to give conclusive effect to a judgment of a court in the United States for a definite sum which is final and conclusive without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure, (iii) such judgment was not contrary to the public policy of Ireland, and (iv) such judgment was not incompatible with a judgment given between the same parties by an Irish court, or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in Ireland.

        In addition, an Irish court might not accept jurisdiction and impose civil liability in an action commenced in Ireland and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.

         Federal and state fraudulent transfer laws permit a court to void the notes, the guarantee and/or future guarantees.

        The issuance of the notes, the guarantee and/or future guarantees may be subject to review under U.S. federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration could be a fraudulent transfer or conveyance if (i) the notes were issued or the guarantors entered into their guarantees with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the notes or a guarantee and, in the case of (ii) only, one of the following is also true:

  •
  we or any of our guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

  •
  the notes or the issuance of the guarantee (or guarantees, as applicable) left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

  •
  we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

        A court would likely find that we did not receive reasonably equivalent value or fair consideration for the notes if we did not substantially benefit directly or indirectly from the issuance of the notes. The guarantee and/or future guarantees could be subject to the claim that the obligations of the applicable guarantor were incurred for less than fair consideration. If a court were to find that the issuance of the notes or a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate such guarantee to presently existing and future indebtedness of such guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes offered hereby.

        Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes, the guarantee and/or future guarantees would not be subordinated to any guarantor's other debt.

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of the notes in this offering will be $            , after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use approximately $         billion of the net proceeds from this offering to repay loans outstanding under the January 2016 Bridge Facilities Agreement. We intend to use any remaining net proceeds from this offering for general corporate purposes.

        In June 2016, Shire borrowed $12.39 billion pursuant to Facility A under the January 2016 Bridge Facilities Agreement in order to finance, in part, the Baxalta Acquisition. The borrowings under the January 2016 Bridge Facilities Agreement mature (subject to a one year extension option exercisable at Shire's option) on January 11, 2017. The interest rate applicable to such borrowings is LIBOR plus 1.25 percent per annum, increasing by: (i) 0.25 percent per annum on July 11, 2016 and on each subsequent date falling at three month intervals thereafter until (but excluding) April 11, 2017 and (ii) 0.50 percent per annum on April 11, 2017 and on each subsequent date falling at three month intervals thereafter. Effective June 27, 2016, Shire canceled the unused portion, an amount equal to $610 million, of Facility A. Effective July 11, 2016, Shire canceled the full $5.0 billion amount of Facility B. See "Basis of Presentation."

        Affiliates of each underwriter, except for Citigroup Global Markets Inc., are lenders under the Bridge Agreement Facilities and, accordingly, they will receive a portion of the net proceeds from this offering through the repayment of borrowings under these facilities. See "Underwriting; Conflicts of Interest."

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2016:

  •
  on an actual basis; and

  •
  on an adjusted basis to give effect to (i) the issuance and sale of $            aggregate principal amount of the notes in this offering, (ii) the receipt by us of the proceeds from this offering of $            , after deducting the underwriting discounts and commissions, (iii) the payment of approximately $            of estimated offering expenses, exclusive of the underwriting discounts and commissions, and (iv) the use of $          billion of the net proceeds from this offering to repay loans outstanding under the January 2016 Bridge Facilities Agreement.

        This table should be read in conjunction with "Use of Proceeds" in this prospectus supplement and the consolidated financial statements and related notes thereto included in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2016
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$693	$

Indebtedness(1):
Existing Senior Credit Facilities:
Revolving Credit Facilities Agreement	$905		$905
Term Loan Facilities Agreements
January 2016 Bridge Facilities Agreement(2)	$12,342	$
November 2015 Term Facilities Agreement	$5,580		$5,580
Existing Baxalta Incorporated Notes(3):
Floating Rate Senior Notes due 2018	$370		$370
2.000% Senior Notes due 2018	$375		$375
2.875% Senior Notes due 2020	$1,020		$1,020
3.600% Senior Notes due 2022	$509		$509
4.000% Senior Notes due 2025	$1,808		$1,808
5.250% Senior Notes due 2045	$1,032		$1,032
Notes offered hereby:
% Senior Notes due 20 offered hereby	—	$
% Senior Notes due 20 offered hereby	—	$
% Senior Notes due 20 offered hereby	—	$
% Senior Notes due 20 offered hereby	—	$
Floating Rate Senior Notes due 20 offered hereby	—	$
Capital leases and other debt(3)	$430		$430

Total indebtedness	$24,371	$
Total equity	$29,763	$

Total capitalization	$54,134	$

(1)
The Company has adopted ASU No. 2015-03 "Simplifying the Presentation of Debt Issuance Costs" and therefore debt issuance costs related to the recognized debt liability, which are reported as a deduction from each line item, were applicable net of approximately $68 million of deferred financing costs.

(2)
From June 30, 2016 to the date of this prospectus supplement, a total of $690 million was repaid under this facility, and this repayment is not reflected in these balances.

(3)
Total Existing Baxalta Incorporated Notes of $5,114 million includes approximately $114 million of fair value adjustment.

DESCRIPTION OF THE NOTES AND GUARANTEE

        The following description supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and guarantee and the indenture under "Description of Debt Securities and Guarantee" in the accompanying prospectus. This description of the notes and guarantee and the description under "Description of Debt Securities and Guarantee" in the accompanying prospectus do not purport to be complete and are qualified in their entirety by reference to the provisions of the indenture, the first supplemental indenture and the forms of notes that are filed as exhibits to the registration statement of which the accompanying prospectus forms a part, and to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). We urge you to read the indenture, the first supplemental indenture and the forms of notes because they, and not these descriptions, will define your rights as holders of the notes and guarantee.

        Unless otherwise stated, as used in this description of the notes and guarantee, "we," "our," "us," "the Issuer" and "SAIIDAC" refer to Shire Acquisitions Investments Ireland DAC. "Shire" refers to Shire plc and not to any of its subsidiaries.

General

        We will issue the notes under an indenture (the "base indenture"), dated as of                 , 2016, between us, as issuer, Shire, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the "trustee"), as supplemented by a first supplemental indenture (the "supplemental indenture"), to be dated as of                , 2016, between us, Shire and the trustee. We refer to the base indenture, as supplemented by the supplemental indenture, as the "indenture." The trustee will initially be the security registrar and paying agent for the notes.

        The 20    notes are initially limited to $            aggregate principal amount. The 20    notes will mature on                , 20    . The 20    notes are initially limited to $            aggregate principal amount. The 20    notes will mature on                , 20    . The 20    notes are initially limited to $            aggregate principal amount. The 20    notes will mature on                , 20    . The 20    notes are initially limited to $            aggregate principal amount. The 20    notes will mature on                , 20    . The floating rate notes are initially limited to $            aggregate principal amount. The floating rate notes will mature on                , 20    . On the maturity date of a series of notes, the holders of such series will be entitled to receive 100% of the principal amount of the notes of such series.

        When we use the term "business day," we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in the City of New York, New York; provided that, with respect to determinations for the floating rate notes, such day is also a London business day. "London business day" means any calendar day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.

        The notes will not be entitled to the benefit of any sinking funds.

        Each series of notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of DTC and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        In addition to the notes, we may issue from time to time other series of debt securities under the indenture consisting of debentures, notes or other unsecured, unsubordinated evidences of indebtedness, including convertible notes, but each such other series will be separate from the notes. Subject to the limitation on secured debt set forth below under "Restriction on Secured Debt," the indenture does not limit the amount of debt securities or any other debt that we or Shire may incur.

        We may, from time to time, without the consent of the holders of the notes of a particular series, issue additional notes of such series having the same ranking and the same interest rate, maturity and other terms as the notes of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional notes, together with the notes of such series offered by this prospectus supplement and the accompanying prospectus, will constitute a single series of debt securities under the indenture; provided that if the additional notes are not fungible for U.S. federal income tax purposes with the notes of such series offered by this prospectus supplement and the accompanying prospectus, the additional notes will be issued with a separate CUSIP number. No additional notes may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which such additional notes would be a part. Unless the context otherwise requires, for all purposes of the applicable indenture and this description of the notes and guarantee, references to the notes of a series include any additional notes of such series actually issued.

        We will maintain an office or agency in the Borough of Manhattan, the City of New York where the debt securities may be presented for payment and for registration of transfer and exchange, and where notices and demands to or upon us in respect of the debt securities may be served. We have designated the principal office of the trustee in the Borough of Manhattan, the City of New York located at 60 Wall Street—16th Floor, MSNYC60-1630, New York, New York 10005 for such purposes.

Interest

Fixed Rate Notes

        Interest on the fixed rate notes will accrue from                , 2016 and will be payable semi-annually in arrears on                 and                of each year, beginning on                , 2017 (each, an "interest payment date"), to the persons in whose names the notes are registered at the close of business on                and                 (whether or not a business day), respectively, immediately prior to each interest payment date; provided that the interest due on redemption or at maturity (whether or not an interest payment date) will be paid to the person to whom principal is payable.

        The 20    notes will bear interest at the rate of        % per year. The 20    notes will bear interest at the rate of        % per year. The 20    notes will bear interest at the rate of        % per year. The 20    notes will bear interest at the rate of        % per year.

        For any full semi-annual period in respect of the fixed rate notes, the amount of interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For any period shorter than a full semi-annual period, the amount of interest will be calculated on the basis of a 30-day month, and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any scheduled interest payment date falls on a day that is not a business day, then payment of interest payable on such interest payment date will be postponed to the next succeeding day that is a business day, and no interest on such payment will accrue for the period from and after such scheduled interest payment date.

        If the maturity date or a redemption date for the fixed rate notes falls on a date that is not a business day, then the related payments of principal, premium, if any, and interest will be made on the next succeeding business day, and no interest on such payment will accrue for the period from the maturity date or such redemption date, as the case may be.

Floating Rate Notes

        Interest on the floating rate notes will accrue from                , 2016 and will be payable quarterly in arrears on            ,                 ,                 and                of each year, beginning on                , 2016 (each, a "floating rate note interest payment date"), to the persons in whose names the floating rate notes are registered at the close of business on the fifteenth calendar day (whether or not a business day) immediately prior to each floating rate note interest payment date; provided that the interest due at maturity (whether or not a floating rate note interest payment date) will be paid to the person to whom principal is payable. Interest shall be calculated on the basis of the actual number of days in the period divided by 360.

        The interest rate on the floating rate notes will be reset quarterly on        ,        ,         and                of each year, commencing            , 2016 (each, an "interest reset date"), and the floating rate notes will bear interest at an annual rate equal to three-month LIBOR (as determined below) for the applicable interest reset period (as defined below), plus        % per year. Notwithstanding the foregoing, the interest rate applicable to the floating rate notes shall at no time be less than 0.00% per year. The interest rate for the initial interest period will be three-month LIBOR, determined as of the interest determination date (as defined below) prior to the original issue date, plus        % per year. The "initial interest period" will be the period from, and including, the original issue date to, but excluding, the initial interest reset date. Thereafter, each "interest reset period" will be the period from, and including, an interest reset date to, but excluding, the immediately succeeding interest reset date; provided that the final interest reset period for the floating rate notes will be the period from, and including, the interest reset date immediately preceding the maturity date of the floating rate notes to, but excluding, the maturity date. The "interest determination date" will be the second London business day immediately preceding either (i) the original issue date, in the case of the initial interest period, or (ii) the applicable interest reset date, in the case of each other interest reset period.

        Interest payable on the floating rate notes on any floating rate note interest payment date or the maturity date shall be the amount of interest accrued from, and including, the immediately preceding floating rate note interest payment date in respect of which interest has been paid or duly provided for (or from, and including, the original issue date, if no interest has been paid or duly provided for with respect to the floating rate notes) to, but excluding, the floating rate note interest payment date or maturity date, as the case may be. If any interest reset date or floating rate note interest payment date (other than the maturity date) would otherwise be a day that is not a business day, such interest reset date or floating rate note interest payment date, as the case may be, will be postponed to the next succeeding day that is a business day and interest on the floating rate notes will continue to accrue on the payment so deferred, except that if that business day is in the next succeeding calendar month, the interest reset date or floating rate note interest payment date, as the case may be, shall be the immediately preceding business day. If the maturity date for any floating rate note falls on a date that is not a business day, the related payments of principal and interest will be made on the next succeeding business day, and no additional interest will accrue on the amount payable for the period from and after the maturity date.

        Deutsche Bank Trust Company Americas, or its successor appointed by us, will act as calculation agent. Three-month LIBOR will be determined by the calculation agent as of the applicable interest determination date in accordance with the following provisions:

  •
  Three-month LIBOR will be the rate for deposits in U.S. dollars having a three-month maturity, commencing on the original issue date or the related interest reset date, as applicable, immediately following such interest determination date, which appears on the Reuters LIBOR01 Page (as defined below) as of approximately 11:00 a.m., London time, on such interest determination date. "Reuters LIBOR01 Page" means the display designated as page "LIBOR01" on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service as may be nominated as the information vendor for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits). If no rate appears on the Reuters LIBOR01 Page as of approximately 11:00 a.m., London time, on an interest determination date, three-month LIBOR for such interest determination date will be determined in accordance with the provisions of the next succeeding bullet point.

  •
  With respect to an interest determination date on which no rate appears on the Reuters LIBOR01 Page as of approximately 11:00 a.m., London time, on such interest determination date, the calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London interbank market selected and identified by us to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the original issue date or the related interest reset date, as applicable, immediately following such interest determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such interest determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, three-month LIBOR for such interest determination date will be the arithmetic mean of such quotations as calculated by the calculation agent. If fewer than two quotations are provided, three-month LIBOR for such interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such interest determination date by three major banks (which may include affiliates of the underwriters) selected and identified by us for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the original issue date or the related interest reset date, as applicable, immediately following such interest determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected by us are not quoting such rates as set forth in this sentence, three-month LIBOR for such interest determination date will be three-month LIBOR determined with respect to the immediately preceding interest determination date.

        All percentages resulting from any calculation of any interest rate for the floating rate notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

        Promptly upon such determination, the calculation agent will notify us and the trustee (if the calculation agent is not the trustee) of the interest rate for the new interest reset period. Upon request of a holder of floating rate notes, the calculation agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next interest reset period.

        All calculations made by the calculation agent for the purposes of calculating interest on the floating rate notes shall be conclusive and binding on the holders, the trustee and us, absent manifest error.

Shire Guarantee

        Shire will fully and unconditionally guarantee on a direct, unsecured basis the due and punctual payment of the principal of and any premium and interest on the notes and all other amounts, including obligations to the trustee and other agents, under the indenture in respect of the notes when and as such principal, premium, if any, interest and other amounts, if any, become due and payable, whether at maturity or otherwise. The guarantee will rank equally with all of Shire's other unsecured and unsubordinated debt. The guarantee will provide that in the event of a default in payment of principal of or any premium or interest on the notes, the holder of the note may institute legal proceedings directly against Shire to enforce the guarantee without first proceeding against us.

        Subject to certain legal restrictions on payment of dividends, among other things, and potential negative tax consequences, we are not aware of any significant restrictions on the ability of Shire to obtain funds from SAIIDAC or its other subsidiaries by dividend or loan, or any legal or economic restrictions on the ability of SAIIDAC or Shire's other subsidiaries to transfer funds to Shire in the form of cash dividends, loans or advances. We cannot assure you, however, that in the future such restrictions will not be adopted.

Future Guarantee

        No guarantee by any subsidiary of Shire is being offered in connection with this offering of notes, and you should not assume or expect that any subsidiary of Shire will guarantee the obligations of SAIIDAC pursuant to the indenture and the notes.

        If, however, Baxalta becomes a guarantor of any Credit Facility, then, within 10 business days of Baxalta's becoming such a guarantor, we will cause Baxalta to enter into a supplemental indenture pursuant to which Baxalta will fully and unconditionally guarantee on a direct, unsecured basis the due and punctual payment of the principal of, and any premium and interest on, the notes and all other amounts, if any, under the indenture in respect of the notes when and as such principal, premium, if any, interest and other amounts, if any, become due and payable, whether at maturity or otherwise. See "Basis of Presentation."

        We expect that any such guarantee by Baxalta, if issued, would be limited to an amount not to exceed the maximum amount that may be guaranteed by Baxalta without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors—Risks Relating to This Offering—Federal and state fraudulent transfer laws permit a court to void the notes, the guarantee and/or future guarantees."

        Notwithstanding the foregoing, if such guarantee is issued, it will be automatically released with respect to a series of notes and the indenture with respect to such series of notes:

  •
  upon the release or termination of Baxalta's guarantee with respect to all Credit Facilities such that, after such release or termination, Baxalta is no longer a guarantor of any Credit Facility;

  •
  upon (i) the sale or other disposition (including by way of consolidation, merger, dissolution or otherwise) of the capital stock of Baxalta such that it is no longer a subsidiary of Shire or (ii) the sale or other disposition of all or substantially all of the assets of Baxalta, in either such case in accordance with the terms of the indenture; or

  •
  if we exercise our defeasance option with respect to such series of notes as described under the heading "Description of Debt Securities and Guarantees—Defeasance" in the accompanying prospectus or if our obligations under the indenture with respect to such series of notes are satisfied and discharged in accordance with the terms of the indenture.

        Moreover, if issued, any guarantee by Baxalta of one or more series of notes may also be modified or terminated with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture, including such series of notes, affected by such modification or termination, voting as a single class. See "—Modification of Indenture—Future Guarantees."

        "Credit Facility" means (1) the Revolving Credit Facilities Agreement, (2) the November 2015 Term Facilities Agreement and (3) any credit facility of Shire plc and/or SAIIDAC that provides for Shire plc and/or SAIIDAC to borrow money on a term or revolving basis from lenders in the international, or any relevant domestic, syndicated loan market (together the "Credit Facilities").

        "Revolving Credit Facilities Agreement" means the $2.1 billion Revolving Credit Facilities Agreement dated as of December 12, 2014, among Shire plc as original borrower and original guarantor, the financial institutions party thereto as arrangers and Barclays Bank plc as facility agent, euro swingline agent and dollar swingline agent, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

        "November 2015 Term Facilities Agreement" means the $5.6 billion Term Facilities Agreement, dated as of November 2, 2015, among Shire plc as original borrower and original guarantor, Morgan Stanley Bank International Limited and Deutsche Bank AG, London Branch as mandated lead arrangers and bookrunners, the financial institutions party thereto and Deutsche Bank AG, London Branch as agent, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

Ranking

        The notes will be our direct, unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our future obligations that are expressly subordinated to the notes. The Shire guarantee will be Shire's direct, unsecured obligation and will rank equally in right of payment with all of Shire's other existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of Shire's future obligations that are expressly subordinated to the Shire guarantee.

        Shire is a holding company and conducts substantially all of its operations through subsidiaries. The Issuer serves as a financing company for Shire and its subsidiaries. The Issuer has no subsidiaries and will rely on payments from Shire and its other subsidiaries in order to make payments on the notes. Therefore, the notes and the Shire guarantee will be effectively subordinated to the liabilities of Shire's subsidiaries (except for liabilities of us, as issuer), including (with respect to the assets of Baxalta) the Baxalta Notes. Shire's right to receive any assets of such subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets through the guarantee, will be effectively subordinated to the claims of each such subsidiary's creditors, including (with respect to the assets of Baxalta) holders of the Baxalta Notes. The notes and the guarantee will also be effectively subordinated to our and Shire's secured obligations to the extent of the value of the collateral securing such other obligations. As of the date of this prospectus, we and Shire have no secured obligations.

        Subject to certain legal restrictions on payment of dividends, among other things, and potential negative tax consequences, we are not aware of any significant restrictions on the ability of Shire to obtain funds from SAIIDAC or its other subsidiaries by dividend or loan, or any legal or economic restrictions on the ability of SAIIDAC or the ability of Shire's other subsidiaries to transfer funds to Shire in the form of cash dividends, loans or advances. We cannot assure you that in the future such restrictions will not be adopted.

        At the date of issuance, the notes will not be obligations of or guaranteed by any of Shire's subsidiaries (other than the Issuer). As of June 30, 2016, after giving effect to this offering and the use of proceeds therefrom, (i) SAIIDAC and Shire would have had no secured obligations and (ii) the total liabilities of Shire's subsidiaries (except SAIIDAC) that will not be guarantors of the notes, including trade payables, would have been approximately $21.6 billion.

Additional Amounts

        All payments by us or Shire or any successor person to us or Shire of principal of, and premium (if any) and interest on or in respect of any series of notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges imposed or levied by any jurisdiction in which we or Shire, as the case may be, are organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a "Relevant Jurisdiction"), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we or Shire will pay such additional amounts ("Additional Amounts") as will result in receipt by the beneficial owner of the relevant debt security of such amounts as would have been received by such beneficial owner had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

          (1)   for or on account of:

            (a)   any tax, duty, assessment or governmental charge that would not have been imposed but for:

                (i)  the existence of any present or former connection between the holder or beneficial owner of such debt security and the Relevant Jurisdiction, other than merely holding such notes or the receipt of payments thereunder, including, without limitation, such holder's or beneficial owner's being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a tax resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

               (ii)  the presentation of such notes (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, or interest on, such notes became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such Additional Amounts if it had presented such debt security for payment on any date within such 30-day period;

              (iii)  the failure of the holder or beneficial owner to comply with a request from us, Shire or any paying agent, addressed to the holder or beneficial owner, to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Relevant Jurisdiction, if compliance with such request is required under the tax laws of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder; or

              (iv)  the presentation of such notes (where presentation is required) for payment in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

            (b)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

            (c)   any withholding or deduction that is imposed or levied on a payment and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any directive amending, supplementing or replacing such directive or any law implementing or complying with, or introduced in order to conform to, such directive or directives;

            (d)   any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b) or (c); or

          (2)   to a holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that, under the laws of a Relevant Jurisdiction, such payment would be required to be included in the income for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof.

        In addition, any amounts to be paid on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code (the "Code"), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (together, "FATCA"), and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

Optional Redemption

        We may redeem the 20    notes, 20    notes, 20    notes and 20    notes, at any time and from time to time prior to the applicable Par Call Date, in whole or in part, at our option, at a redemption price equal to the greater of:

  (i)
  100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date; and

  (ii)
  the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes to be redeemed from the redemption date to, but excluding (in the case of interest), the Par Call Date (not including any portion of the interest accrued to, but excluding, the redemption date), discounted to such redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the applicable Treasury Rate (as defined below) plus            basis points, in the case of the 20    notes,            basis points, in the case of the 20    notes,            basis points, in the case of the 20    notes and            basis points, in the case of the 20    notes, plus accrued and unpaid interest to, but excluding, the redemption date. The Treasury Rate will be calculated on the third Business Day immediately preceding the redemption date.

        Any such redemption (and notice thereof) in connection with a proposed corporate transaction involving SAIIDAC or Shire or any of its subsidiaries (including an acquisition, disposition, or other strategic transaction, or a capital raising, including an equity offering or an incurrence of indebtedness) may, in our discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by us in our sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date so delayed.

        At any time and from time to time on or after the applicable Par Call Date, we may redeem the 20    notes, 20    notes, 20    notes and 20     notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

        We will mail (or otherwise deliver in accordance with the applicable procedures of DTC) notice of any redemption of notes to the registered address of each holder of notes to be redeemed at least 30 days and not more than 60 days prior to the applicable redemption date. We will notify the trustee at least 5 business days prior to mailing such notice to holders unless a shorter period shall be satisfactory to the trustee.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term ("Remaining Life") of the notes being redeemed (assuming for this purpose, that the notes being redeemed mature on the applicable Par Call Date of such notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, as determined by the Independent Investment Banker, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date for the notes being redeemed, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Par Call Date" means (i) in the case of the 20    notes,                , 20    (the date that is                 months prior to the maturity date of the 20    notes), (ii) in the case of the 20    notes,                 , 20    (the date that is                 months prior to the maturity date of the 20    notes), (iii) in the case of the 20    notes,                 , 20    (the date that is                 months prior to the maturity date of the 20    notes) and (iv) in the case of the 20    notes,                 , 20    (the date that is                 months prior to the maturity date of the 20    notes).

        "Reference Treasury Dealer" means each of Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC or their respective affiliates which are primary U.S. Government securities dealers in New York City (a "Primary Treasury Dealer"), and their respective successors, plus two other Primary Treasury Dealers selected by us; provided that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the semiannual equivalent yield to maturity of the Comparable Treasury Issue for the notes being redeemed, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date with respect to such notes.

Floating Rate Notes

        Except as described under "—Redemption for Taxation Reasons," the floating rate notes are not redeemable prior to maturity.

Redemption for Taxation Reasons

        Any series of notes may be redeemed, at the option of us or a successor person to us, in whole but not in part, upon giving notice to the holders and the trustee at least 30 days but not more than 60 days before the redemption date, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, together with any accrued and unpaid interest to, but excluding, the redemption date, if as a result of:

          (1)   any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

          (2)   any change in the existing official position or the stating of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) of a Relevant Jurisdiction affecting taxation, which change or amendment becomes effective (or with respect to official position, is announced) on or after the date of this prospectus supplement (or in the case of a successor person that is not organized or tax resident in a jurisdiction that is a Relevant Jurisdiction on the date of such succession, on or after the date of succession), we are or Shire is, or on the next interest payment date or floating rate note interest payment date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by us or Shire, as applicable; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we or Shire, as applicable, would be required to pay Additional Amounts were a payment under or in respect of such series of notes then due. We will notify the trustee at least 5 business days prior to mailing such notice to holders. Prior to the mailing of any notice of redemption in respect of a series of notes, we will deliver to the trustee at least 30 days but not more than 60 days before a redemption date an officers' certificate stating that a change or amendment referred to in the prior paragraph has occurred and that the requirement to pay Additional Amounts cannot be avoided by taking reasonable measures available to us or Shire, as applicable. The trustee will accept such certificate as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders.

Offer to Purchase Upon Change of Control Triggering Event

        If a Change of Control Triggering Event occurs with respect to a series of notes, other than with respect to a series of fixed rate notes for which we have exercised our right to redeem as described above, we will be required to make an offer (the "Change of Control Offer") to each holder of the notes of such series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes on the terms described below. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes to be repurchased to the date of repurchase (the "Change of Control Payment"). We will notify the trustee at least 5 business days prior to mailing such notice to holders. Within 30 days following any Change of Control Triggering Event with respect to a series of notes or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute a Change of Control, we will send notice to holders of the notes of such series and the trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event with respect to such series of notes and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the "Change of Control Payment Date"). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee such notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

        We will not be required to comply with the obligations relating to repurchasing the notes if a third party instead satisfies them.

        In the event that holders of 90% or more of the aggregate principal amount of a series of notes then outstanding accept a Change of Control Offer and we purchase all of the notes of such series tendered by such holders, we will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase of notes pursuant to the Change of Control Offer described above, to redeem all of the notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes of such series that remain outstanding, to, but excluding, the date of redemption, subject to the rights of the holders of the notes of such series on a relevant record date to receive interest due on the relevant interest payment date.

        We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations applicable to the repurchase of the notes. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the change of control offer provisions of the notes by virtue of any such conflict.

        If a Change of Control Offer is made, we cannot assure you that we will have available funds sufficient to make the Change of Control Payment for all of the notes that may be tendered for repurchase.

        "Change of Control" means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than Shire or one of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of Shire or other Voting Stock into which the Voting Stock of Shire is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares, (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of Shire and its subsidiaries (including us), taken as a whole, to another "person" (as that term is defined in the indenture), other than Shire or one of its subsidiaries, or (3) the adoption of a plan relating to Shire's liquidation or dissolution. Notwithstanding the foregoing, a transaction, including a scheme of arrangement or analogous proceeding, will not be deemed to be a Change of Control if (1) Shire becomes a direct or indirect wholly-owned subsidiary of a corporation, limited liability company or similar entity (a "Holding Company") and (2)(A) the direct or indirect holders of the Voting Stock of such Holding Company immediately following that transaction are substantially the same as the holders of Shire's Voting Stock immediately prior to that transaction or (B) immediately following that transaction no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a Holding Company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such Holding Company.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

        "Moody's" means Moody's Investors Service, Inc.

        "Rating Agencies" means (1) each of Moody's and S&P, and (2) if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of its board of directors) as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "Rating Event" means, with respect to any series of the notes, the rating on such notes is lowered by each of the Rating Agencies and such notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies but no longer than 180 days) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of Shire's intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

        "S&P" means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc.

        "Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of "all or substantially all" of the assets of Shire and its subsidiaries (including us), taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase that holder's notes as a result of the sale, transfer, conveyance or other disposition of less than all of the assets of Shire and its subsidiaries (including us), taken as a whole, to one or more persons may be uncertain.

        Our obligation to purchase the notes following a Change of Control Triggering Event is subject to the provisions described under the heading "Description of Debt Securities and Guarantee—Defeasance" in the accompanying prospectus.

Restriction on Secured Debt

        Shire will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or guarantee any Capital Markets Indebtedness that is secured by a security interest:

  •
  in any Principal Facility of Shire or any Restricted Subsidiary;

  •
  in equity interests owned directly or indirectly by Shire in any Restricted Subsidiary; or

  •
  in indebtedness for money borrowed by one of its Restricted Subsidiaries from Shire or another of the Restricted Subsidiaries (any Capital Market Indebtedness secured by any of the foregoing, "Secured Debt"), including the creation of Secured Debt by the securing of existing Capital Markets Indebtedness, unless the notes then outstanding are secured equally and ratably with such Secured Debt.

        Notwithstanding the restriction on Secured Debt described above, Shire and any Restricted Subsidiary may create, incur, assume or guarantee Secured Debt, provided that the sum of such Secured Debt and all other Secured Debt created, incurred, assumed or guaranteed after the date of the indenture, other than Secured Debt permitted by the exceptions in the indenture described in the bullet points above, does not at the time exceed 15% of Shire's Consolidated Tangible Assets.

        "Capital Markets Indebtedness" means any indebtedness for borrowed money in the form of, or represented by, bonds (obligations), debentures, notes or other securities that, at the time of its issuance, is being, is capable of being, or is intended to be, quoted, listed or ordinarily traded on any stock exchange or other securities market.

        "Consolidated Tangible Assets" means, as of the date of determination, total assets (excluding those classified as goodwill and intangible assets) of Shire and its subsidiaries as of the most recent consolidated balance sheet available as of that date, as reported under U.S. generally accepted accounting principles.

        "Principal Facility" means any manufacturing plant, warehouse, office building and parcel of real property owned by Shire or any Restricted Subsidiary, provided each such facility has a gross book value (based on land, land improvements, building and building improvements only), without deduction for any depreciation reserves, in excess of 2.0% of Shire's Consolidated Tangible Assets, other than any facility that is determined by Shire's board of directors to not be of material importance to the business conducted by Shire and its subsidiaries taken as a whole. As of June 30, 2016, the only Principal Facility is a facility at Covington, Georgia.

        "Restricted Subsidiary" means any corporation, association, partnership or other business entity in which Shire owns or controls, directly or indirectly, more than 50% of the total voting power and which is either (1) designated as a Restricted Subsidiary in accordance with the indenture or (2) satisfies each of the following criteria:

  •
  existed as such on the date of the indenture or is the successor to, or owns any equity interest in, a corporation, association, partnership or other business entity that so existed;

  •
  has its principal business and assets in the United States;

  •
  the business of which is other than the financing of the operations of Shire and its subsidiaries or the financing of the acquisition or disposition of real or personal property, including receivables, or the leasing of or dealing in real property for residential or office building purposes; and

  •
  substantially all of whose assets do not consist of securities of one or more corporations, associations, partnerships or other business entities that are not Restricted Subsidiaries.

        The obligations of SAIIDAC, Shire and its subsidiaries pursuant to this restriction on secured debt are subject to the provisions described under the heading "Description of Debt Securities and Guarantee—Defeasance" in the accompanying prospectus.

Modification of Indenture—Future Guarantees

        Notwithstanding anything to the contrary in the indenture, if Baxalta guarantees the notes in the future, then we, Shire and Baxalta, together with the trustee, may by supplemental indenture modify the terms of, or terminate, any such guarantee by Baxalta with respect to one or more series of notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture, including such series of notes, affected by such modification or termination, voting as a single class. Notwithstanding the foregoing, holders of the notes of any series shall vote as a separate class with respect to a modification or termination of any such future Baxalta guarantee that affects only the notes of such series, and the holders of other series of debt securities issued under the indenture shall not have any voting rights with respect to such matters as they relate to the notes of such series.

Book-Entry System

        DTC, which we refer to along with its successors in this capacity as the "depositary," will act as securities depositary for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued with respect to the notes and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

        Investors may elect to hold interests in the global notes through either DTC in the United States or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the "Euroclear System"), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear System's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the respective depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear System (in such capacities, the "U.S. Depositaries").

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

        Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

        Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

        The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to the notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

        We will issue the notes in definitive certificated form in exchange for global securities if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary with respect to the notes or the depositary ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by us within 90 days of such notice or of our becoming aware of such failure to be registered;

  •
  we determine at any time that the notes will no longer be represented by global security certificates (in which case we will inform the depositary of such determination and who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities); or

  •
  any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the notes, and such exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under the notes.

        Any global debt security, or portion thereof, that is exchangeable pursuant to the foregoing paragraph will be exchangeable for note certificates, as the case may be, in registered form and in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the notes and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

  •
  will not be entitled to have the notes represented by these global security certificates registered in their names; and

  •
  will not be considered to be owners or holders of the global security certificates or notes represented by these certificates for any purpose under the notes or the indenture.

        All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the notes.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

        Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

        The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

        The following are the material U.S. federal income tax consequences to a "U.S. Holder" (as defined below) of owning and disposing of notes purchased in this offering at the "issue price," which is the first price at which a substantial amount of the notes is sold to the public, and held as capital assets for U.S. federal income tax purposes.

        This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if you are, for instance:

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a dealer or trader in securities that uses a mark-to-market method of accounting;

  •
  holding notes as part of a "straddle" or integrated transaction;

  •
  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  •
  a tax-exempt entity; or

  •
  a partnership for U.S. federal income tax purposes.

        If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. A partner in a partnership holding the notes should consult its tax adviser with regard to the U.S. federal income tax treatment of an investment in the notes.

        This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

        You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note and are:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Certain Additional Payments

        There are circumstances in which we might be required to make payments on a note that would increase the yield of the note, for instance, as described under "Description of Notes—Offer to Purchase Upon Change of Control Triggering Event." We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service ("IRS"). If the IRS takes a contrary position, you may be required to accrue interest income based upon a "comparable yield" (as defined in the Treasury Regulations) determined at the time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the notes would be treated as interest income rather than as capital gain. You should consult your tax adviser regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

        Stated interest on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.

        The amount of interest taxable as ordinary income will include amounts withheld in respect of any Irish taxes, and without duplication, any Additional Amounts paid. Interest income earned with respect to a note will constitute foreign-source income for U.S. federal income tax purposes. Subject to applicable limitations, some of which may vary depending upon your particular circumstances, any Irish income taxes withheld from interest income on a note at a rate not in excess of the applicable treaty rate will be creditable against your U.S. federal income tax liability. The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances.

Sale or Other Taxable Disposition of the Notes

        Upon the sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the cost of your note. Gain or loss, if any, will generally be U.S.-source income for purposes of computing your foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under "Payments of Interest" above.

        Gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are generally subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

        Information returns may be required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Jersey Tax Considerations

        The following summary of the anticipated tax treatment in Jersey of any payments to be made by Shire plc under its guarantee of the notes that SAIIDAC issues is based on Jersey taxation law as it is understood to apply at the date of this Prospectus Supplement. It does not constitute legal or tax advice. Holders of the notes should consult their professional advisers on the implications of receiving a payment from Shire plc in respect of the notes under the laws of the jurisdictions in which they may be liable to taxation. Holders of the notes should be aware that tax laws, rules and practice and their interpretation may change.

Payments under the Guarantee

        Shire plc, as guarantor, will not be required to make any withholding or deduction for, or on account of, Jersey tax from any payment it may be required to make under its guarantee of the notes.

Goods and services tax

        Shire plc is an "international services entity" for the purposes of the Goods and Services Tax (Jersey) Law 2007 (the "GST Law"). Consequently, Shire plc is not required to:

  (a)
  register as a taxable person pursuant to the GST Law;

  (b)
  charge goods and services tax in Jersey in respect of any supply made by it; or

  (c)
  (subject to limited exceptions that are not expected to apply to Shire plc) pay goods and services tax in Jersey in respect of any supply made to it.

European Union Directive on the Taxation of Savings Income

        Save as regards Austria, the Taxation (Agreements with European Union Member States) (Jersey) Regulations 2005 (the "Regulations") were suspended on 18 January 2016 pursuant to the Taxation (Agreements with European Union Member States) (Suspension of Regulations) (Jersey) Order 2016. The Regulations continue in effect until 31 December 2016 as regards Austria.

        A paying agent established in Jersey that makes interest payments (as defined in the Regulations) to an individual beneficial owner resident in Austria that is a contracting party (as defined in the Regulations) prior to 1 January 2017 is obliged to communicate details of such payments to the Comptroller of Taxes in Jersey who will pass on such details to the tax authorities in Austria.

        The system of automatic exchange of information regarding interest payments is implemented in Jersey by means of a bilateral agreement with Austria, the Regulations and Guidance Notes issued by the States of Jersey. Based on the bilateral agreements and what is understood to be the current practice of the Jersey tax authorities, provided Shire plc does not appoint a paying agent established in Jersey to make payments to any individual holder of the notes, neither Shire plc nor any paying agent appointed by it in Jersey is obliged to communicate information to the Comptroller of Taxes in Jersey under these provisions in respect of such payments.

Ireland Tax Considerations

        The following is a summary of the principal Irish tax consequences for individuals and companies of ownership of the notes based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and may be subject to change. It deals with noteholders who beneficially own their notes as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding notes, such as dealers in securities, trusts, any member of the same group of companies as the Company or any person holding shares in the Company in connection with the notes. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile. This summary does not deal with any other debt securities which may be issued by the Company and does not reflect the tax treatment of any payments which may be made by Shire as guarantor.

Taxation of Noteholders

  Withholding Tax

        In general, tax at the standard rate of income tax (currently 20 per cent.), is required to be withheld from payments of Irish source interest which should include interest payable on the notes. The Company will not be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a note where:

  (a)
  the notes are Quoted Eurobonds, i.e. securities which are issued by a company (such as the Company), which are listed on a recognised stock exchange (such as the New York Stock Exchange) and which carry a right to interest; and

  (b)
  the person by or through whom the payment is made is not in Ireland, or if such person is in Ireland, either:

  (i)
  the note is held in a clearing system recognised by the Irish Revenue Commissioners; (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognised); or

  (ii)
  the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

        Thus, so long as the notes continue to be quoted on the New York Stock Exchange and are held in a recognised clearing system, interest on the notes can be paid by any paying agent acting on behalf of the Company without any withholding or deduction for or on account of Irish income tax. If the notes continue to be quoted but cease to be held in a recognised clearing system, interest on the notes may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

  Encashment Tax

        In certain circumstances (e.g. quoted Eurobonds), Irish tax will be required to be withheld at the standard rate of income tax (currently 20 per cent.) from interest on any note, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any noteholder. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

  Income Tax, PRSI and Universal Social Charge

        Notwithstanding that a noteholder may receive interest on the notes free of withholding tax, the noteholder may still be liable to pay Irish tax with respect to such interest. Noteholders resident or ordinarily resident in Ireland who are individuals may be liable to pay Irish income tax, social insurance (PRSI) contributions and the universal social charge in respect of interest they receive on the notes.

        Interest paid on the notes may have an Irish source and therefore may be within the charge to Irish income tax, notwithstanding that the noteholder is not resident in Ireland. In the case of noteholders who are non-resident individuals such noteholders may also be liable to pay the universal social charge in respect of interest they receive on the notes.

        Ireland operates a self-assessment system in respect of tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

        There are a number of exemptions from Irish income tax available to certain non-residents. Firstly, interest payments made by the Company are exempt from income tax so long as the Company is a qualifying company for the purposes of Section 110 of the Taxes Consolidation Act, 1997 ("TCA"), the recipient is not resident in Ireland and is resident in a Relevant Territory (as defined below) and, the interest is paid out of the assets of the Company. Secondly, interest payments made by the Company in the ordinary course of its trade or business to a company are exempt from income tax provided the recipient company is not resident in Ireland and is either resident for tax purposes in a Relevant Territory which imposes a tax that generally applies to interest receivable in that territory by companies from sources outside that territory or the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed. Thirdly, interest paid by the Company free of withholding tax under the quoted Eurobond exemption is exempt from income tax where the recipient is a person not resident in Ireland and resident in a Relevant Territory or is a company not resident in Ireland which is under the control, whether directly or indirectly, of person(s) who by virtue of the law of a Relevant Territory is resident for the purposes of tax in a Relevant Territory and are not under the control of person(s) who are not so resident, or is a company not resident in Ireland where the principal class of shares of the company or its 75 per cent. parent is substantially and regularly traded on a recognised stock exchange. For the purposes of these exemptions and where not specified otherwise, residence is determined under the terms of the relevant double taxation agreement or in any other case, the law of the country in which the recipient claims to be resident. Interest falling within the above exemptions is also exempt from the universal social charge.

        For these purposes, the term "Relevant Territory" means a member state of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

        Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the notes are held or attributed, may have a liability to Irish corporation tax on the interest.

        Relief from Irish income tax may also be available under the specific provisions of a double tax treaty between Ireland and the country of residence of the recipient.

        Interest on the notes which does not fall within the above exemptions is within the charge to income tax, and, in the case of noteholders who are individuals, the charge to the universal social charge. In the past the Irish Revenue Commissioners have not pursued liability to income tax in respect of persons who are not regarded as being resident in Ireland except where such persons have a taxable presence of some sort in Ireland or seek to claim any relief or repayment in respect of Irish tax. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any noteholder.

  Capital Gains Tax

        A holder of notes will not be subject to Irish tax on capital gains on a disposal of notes unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a branch or agency in respect of which the notes were used or held.

  Capital Acquisitions Tax

        A gift or inheritance comprising of notes will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs, is currently levied at 33 per cent.) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in

Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the notes are regarded as property situate in Ireland (i.e. if the notes are physically located in Ireland or if the register of the notes is maintained in Ireland).

  Stamp Duty

        No stamp duty or similar tax is imposed in Ireland (on the basis of an exemption provided for in Section 85(2)(c) of the Irish Stamp Duties Consolidation Act, 1999 so long as the Company is a qualifying company for the purposes of Section 110 of the TCA and the proceeds of the notes are used in the course of the Company's business), on the issue, transfer or redemption of the notes.

UNDERWRITING; CONFLICTS OF INTEREST

        Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as representatives of the underwriters and sole book-running managers of this offering. Under the terms of an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the principal amount of the notes set forth opposite their names below:

Underwriters	Principal Amount of 20 notes	Principal Amount of 20 notes	Principal Amount of 20 notes	Principal Amount of 20 notes	Principal Amount of floating rate notes
Barclays Capital Inc.	$	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Bank of China Limited London Branch
Citigroup Global Markets Inc.
Commerz Markets LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
DNB Markets, Inc.
Lloyds Securities Inc.
Mizuho Securities USA Inc.
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
RBS Securities Inc.
Santander Investment Securities Inc.
SMBC Nikko Securities America, Inc.

Total	$	$	$	$	$

        The underwriting agreement provides that the underwriters' obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the representations and warranties made by SAIIDAC and Shire plc to the underwriters are true;

  •
  there is no material change in Shire's business or the financial markets; and

  •
  SAIIDAC and Shire plc deliver customary closing documents to the underwriters.

Commissions and Expenses

        The underwriters will purchase the notes at the discounts from the offering prices indicated on the cover of this prospectus supplement and propose initially to offer and sell the notes at the offering prices set forth on the front of this prospectus supplement, less concessions not to exceed        % of the principal amount of the 20    notes,        % of the principal amount of the 20    notes,        % of the principal amount of the 20    notes,        % of the principal amount of the 20    notes and        % of the principal amount of the floating rate notes. The underwriters may allow, and dealers may re-allow, concessions not to exceed         % of the principal amount of the 20    notes,        % of the principal amount of the 20    notes,         % of the principal amount of the 20    notes,        % of the principal amount of the 20    notes and        % of the principal amount of the floating rate notes on sales to other dealers. After the initial offering of the notes, the offering prices at which the notes are being offered may be changed at any time without notice.

        The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes:

Per Note
Underwriting discount for 20 notes		%
Underwriting discount for 20 notes		%
Underwriting discount for 20 notes		%
Underwriting discount for 20 notes		%
Underwriting discount for floating rate notes		%

        We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $            . The underwriters have agreed to reimburse us for certain of our expenses relating to this offering.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization and Short Positions

        In connection with this offering, the underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above what it would be in the absence of such activities. The underwriters are not required to engage in any of these activities, and they may end any of them at any time. We and the underwriters make no representation as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we and the underwriters make no representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Settlement

        We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the            business day following the date of pricing of the notes (this settlement cycle being referred to as "T+    "). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding            business days will be required, by virtue of the fact that the notes initially will settle T+    , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the next succeeding            business days should consult their own advisors.

Conflicts of Interest

        Affiliates of each underwriter, except for Citigroup Global Markets Inc., are lenders under the Bridge Agreement Facilities and, accordingly, they will receive a portion of the net proceeds from this offering through the repayment of borrowings under these facilities. Because of these relationships, each underwriter, except for Citigroup Global Markets Inc., is deemed to have a "conflict of interest"

under Rule 5121 of the Financial Industry Regulatory Authority, or FINRA. Under FINRA Rule 5121, because the notes in this offering are investment grade-rated, it is not required that a "qualified independent underwriter" participate in the preparation of this prospectus supplement or the accompanying prospectus. Accordingly, there is not a qualified independent underwriter for this offering.

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates (including acting as lenders under the existing credit facilities), for which they received or may in the future receive customary fees and expenses. Affiliates of each underwriter, except for Citigroup Global Markets Inc., are lenders under the Bridge Agreement Facilities and, accordingly, they will receive a portion of the net proceeds from this offering through the repayment of borrowings under these facilities. Barclays Banks plc and Morgan Stanley Bank International Limited are also lead arrangers and bookrunners under the January 2016 Bridge Facilities Agreement, and Barclays Banks plc is also an agent under the January 2016 Bridge Facilities Agreement. In connection with the Bridge Agreement Facilities, each underwriter, except for Citigroup Global Markets Inc., or their respective affiliates may have received customary fees for their services and certain of their expenses may have been reimbursed.

        In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        This prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in this offering do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the notes or possession or distribution of this prospectus supplement, the accompanying prospectus or any other offering or publicity material relating to the notes in any country or jurisdiction (other than the United States) where any such action for that purpose is required.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of any notes which are the subject of the offering contemplated herein to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this representation and the provision above and elsewhere in this prospectus supplement, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any implementing measure in the Relevant Member State.

United Kingdom

        This prospectus supplement and the accompanying prospectus have only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the "FSMA")) as received in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom.

Ireland

        Each of the underwriters has agreed in respect of the notes that it will not offer or sell such notes or take any other action with respect of the notes in Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) (as amended) including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998, (b) the Companies Act 2014 (as amended), the Central Bank Acts 1942 to 2015 (as amended) and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) and any rules issued under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 or, as applicable, Section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (d) any rules or regulations issued under the Market Abuse Regulation (EU 596/2014) or the Market Abuse Directive on criminal sanctions for market abuse (Directive 2014/57/EU) or, as applicable, any rules issued under Section 1370 of the Companies Act 2014 by the Central Bank of Ireland.

 LEGAL MATTERS

        Certain legal matters in connection with this offering, including the validity of the notes offered hereby with respect to New York law, will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The validity of the notes with respect to Irish law will be passed upon for us by Arthur Cox, our Irish counsel, and the validity of the Shire guarantee with respect to Jersey law will be passed upon for us by Mourant Ozannes, our Jersey counsel. The underwriters are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including documents or information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of a Current Report on Form 8-K, unless and except to the extent specified in any such Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016, as updated by our Current Report on Form 8-K (updating Item 15 only), filed with the SEC on September 2, 2016;

  •
  our Current Report on Form 8-K/A, filed with the SEC on March 17, 2016, containing certain information relating to the acquisition of Dyax Corp., including financial statements for the fiscal year ended December 31, 2015;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 4, 2016, as updated by our Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 5, 2016, as updated by our Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016; and

  •
  our Current Reports on Form 8-K, filed with the SEC on January 4, 2016, January 11, 2016 (except Item 7.01 and Exhibit 99.1), January 22, 2016 (except Item 7.01 and Exhibit 99.1), as amended on March 17, 2016, January 28, 2016 (except Item 7.01 and Exhibit 99.1), February 1, 2016, February 3, 2016, February 10, 2016, February 12, 2016, February 17, 2016, February 23, 2016, March 1, 2016, March 3, 2016 (two reports), March 11, 2016, March 14, 2016, March 16, 2016, March 31, 2016 (two reports), April 6, 2016, April 11, 2016, April 15, 2016, April 19, 2016 (except Item 7.01 and Exhibit 99.1), April 27, 2016, April 29, 2016 (two reports, except Item 2.02 and Exhibit 99.1 in the first filing), May 3, 2016, May 6, 2016, May 23, 2016, May 27, 2016, June 1, 2016 (two reports), June 3, 2016 (except Item 7.01 and Exhibit 99.1), June 6, 2016, June 7, 2016, June 10, 2016, June 14, 2016, June 15, 2016, June 30, 2016, July 1, 2016, July 11, 2016, July 12, 2016, July 20, 2016, August 1, 2016, August 3, 2016, August 8, 2016, August 11, 2016, August 22, 2016, September 1, 2016 and September 2, 2016 (two reports).

        You may request a copy of these filings at no cost, by writing or telephoning Shire plc, Attention: Corporate Secretary, 5 Riverwalk, Citywest Business Campus, Dublin 24, Ireland, telephone: +353 1 429 7700.

        We have filed with the SEC a registration statement on Form S-3. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits that are part of the registration statement. For further information with respect to us and the notes, reference is made to the registration statement, including the prospectus contained therein, and exhibits thereto. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.We are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC's public reference rooms and the website of the SEC referred to above.

        This registration statement has not been approved by the Central Bank of Ireland as a prospectus for the purpose of the Prospectus Directive and neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any Member State of the European Economic Area except to the extent permitted by Article 3(2) of the Prospectus Directive and to the extent that Article 3(2) of the Prospectus Directive has been implemented in the Relevant Member State.

        Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy the notes in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

PROSPECTUS

SHIRE ACQUISITIONS INVESTMENTS
IRELAND DAC

Debt Securities

Fully and unconditionally guaranteed by

SHIRE PLC

        This prospectus provides you with a general description of the debt securities we may offer. Shire Acquisitions Investments Ireland Designated Activity Company ("Shire Acquisitions Investments Ireland DAC" or "SAIIDAC") may offer debt securities from time to time through this prospectus in amounts, at prices and on terms that will be determined at the time the debt securities are offered. Shire plc will fully and unconditionally guarantee any debt securities that Shire Acquisitions Investments Ireland DAC issues.

        Specific terms of these debt securities and the related guarantee will be provided in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any applicable prospectus supplement, carefully before you invest. We may sell these debt securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters or agents and any applicable commissions or discounts will be set forth in the accompanying prospectus supplement.

        Investing in our securities involves certain risks. See "Risk Factors" beginning on page 9 of this prospectus and beginning on page 86 of our quarterly report on Form 10-Q for the quarter ended June 30, 2016, each of which is incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus has not been approved by the Central Bank of Ireland as a prospectus for the purpose of Directive 2003/71/EC (as amended).

The date of this prospectus is September 2, 2016.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        You should read and carefully consider the information in this prospectus, any prospectus supplement and any free writing prospectus together with the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or the applicable prospectus supplement constitute an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since any such date.

        Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy the registered securities in any Member State of the European Economic Area except to the extent permitted by Article 3(2) of Directive 2003/71/EC (as amended) and to the extent that Article 3(2) of Directive 2003/71/EC has been implemented in the relevant Member State.

        The terms "we," "us," "our," "Shire" and the "Company" refer to Shire plc and its subsidiaries, including Shire Acquisitions Investments Ireland DAC, except as otherwise indicated or unless the context otherwise requires. Shire Acquisitions Investments Ireland DAC, formerly registered as Shire Acquisitions Investments Ireland Limited ("SAIIL"), and any successor person is referred to as "SAIIDAC." SAIIDAC will be the issuer, and Shire plc will be the guarantor, in any offering of debt securities of SAIIDAC described in this prospectus.

JERSEY REGULATORY MATTERS

        The Jersey Financial Services Commission, or JFSC, has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of our securities. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

        A copy of this document has been delivered to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Jersey Registrar of Companies has given, and has not withdrawn, his consent to its circulation.

        It must be distinctly understood that, in giving these consents, neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for the financial soundness of Shire plc or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this document, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

        The price of securities and the income from them can go down as well as up. Nothing in this document or anything communicated to holders or potential holders of any of our securities by or on behalf of Shire plc is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any of our securities for the purposes of the Financial Services (Jersey) Law 1998.

        The directors of Shire plc have taken all reasonable care to ensure that the facts stated in this document are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in this document, whether of facts or opinion. All of the directors of Shire plc accept responsibility accordingly.

FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated by reference herein, contains "forward-looking" statements and information based on management's current expectations as of the date of this prospectus. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. In the event such risks or uncertainties materialize, Shire's results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

  •
  Shire's products may not be a commercial success;

  •
  increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire's future revenues, financial condition and results of operations;

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  Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire's products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire's products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

  •
  the manufacture of Shire's products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

  •
  certain of Shire's therapies involve lengthy and complex processes, which may prevent Shire from timely responding to market forces and effectively managing its production capacity;

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  Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

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  the actions of certain customers could affect Shire's ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire's revenues, financial condition or results of operations;

  •
  Shire's products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;

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  adverse outcomes in legal matters, tax audits and other disputes, including Shire's ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the combined company's revenues, financial condition or results of operations;

  •
  inability to successfully compete for highly qualified personnel from other companies and organizations;

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  failure to achieve the strategic objectives with respect to Shire's acquisition of NPS Pharmaceuticals Inc., Dyax or Baxalta may adversely affect Shire's financial condition and results of operations;

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  Shire's growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;

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  a slowdown of global economic growth, or economic instability of countries in which Shire does business, as well as changes in foreign currency exchange rates and interest rates, that adversely impact the availability and cost of credit and customer purchasing and payment patterns, including the collectability of customer accounts receivable;

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  failure of a marketed product to work effectively or if such a product is the cause of adverse side effects could result in damage to the Shire's reputation, the withdrawal of the product and legal action against Shire;

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  investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire's activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

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  Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire's revenues, financial condition or results of operations;

  •
  Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which may decrease its business flexibility and increase borrowing costs;

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  difficulties in integrating Dyax or Baxalta into Shire may lead to the combined company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and

  •
  other risks and uncertainties detailed from time to time in Shire's filings with the SEC.

        The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this prospectus are qualified by these cautionary statements and are made only as of the date of this prospectus. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

        For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus and into the applicable prospectus supplement, including those risks discussed under the caption entitled "Risk Factors" in our most recent Quarterly Report on Form 10-Q and any updates in subsequent reports on Form 10-K, Form 10-Q, or Form 8-K filed from time to time with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, and other information with the SEC. You may read and copy any document that we file at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

        We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement or incorporated by reference for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this prospectus and prior to the termination of any offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including such documents or information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of a Current Report on Form 8-K, unless and except to the extent specified in any such Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016, as updated by our Current Report on Form 8-K (updating Item 15 only), filed with the SEC on September 2, 2016;

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  our Current Report on Form 8-K/A, filed with the SEC on March 17, 2016, containing certain information relating to the acquisition of Dyax Corp., including financial statements for the fiscal year ended December 31, 2015;

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  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 4, 2016, as updated by our Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 5, 2016, as updated by our Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016; and

  •
  our Current Reports on Form 8-K, filed with the SEC on January 4, 2016, January 11, 2016 (except Item 7.01 and Exhibit 99.1), January 22, 2016 (except Item 7.01 and Exhibit 99.1), as amended on March 17, 2016, January 28, 2016 (except Item 7.01 and Exhibit 99.1), February 1, 2016, February 3, 2016, February 10, 2016, February 12, 2016, February 17, 2016, February 23, 2016, March 1, 2016, March 3, 2016 (two reports), March 11, 2016, March 14, 2016, March 16, 2016, March 31, 2016 (two reports), April 6, 2016, April 11, 2016, April 15, 2016, April 19, 2016 (except Item 7.01 and Exhibit 99.1), April 27, 2016, April 29, 2016 (two reports, except Item 2.02 and Exhibit 99.1 in the first filing), May 3, 2016, May 6, 2016, May 23, 2016, May 27, 2016, June 1, 2016 (two reports), June 3, 2016 (except Item 7.01 and Exhibit 99.1), June 6, 2016, June 7, 2016, June 10, 2016, June 14, 2016, June 15, 2016, June 30, 2016, July 1, 2016, July 11, 2016, July 12, 2016, July 20, 2016, August 1, 2016, August 3, 2016, August 8, 2016, August 11, 2016, August 22, 2016, August 31, 2016, September 1, 2016 and September 2, 2016 (two reports).

        You may request a copy of these filings at no cost, by writing or telephoning Shire plc, Attention: Corporate Secretary, 5 Riverwalk, Citywest Business Campus, Dublin 24, Ireland, telephone: +353 1 429 7700.

        In addition, in April 2015, the FASB issued a new standard that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. In August 2015, the FASB issued additional guidance which clarified that debt issuance costs related to line-of-credit arrangements can be presented in the balance sheet as an asset and amortized over the term of the line-of-credit arrangement. The recognition and measurement guidance for debt issuance costs were not affected by these amendments.

        Shire adopted this guidance with retroactive application from January 1, 2016 in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 4, 2016, as updated by the Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016, incorporated by reference in this prospectus. However, as the retroactive application of the standard to Shire's annual consolidated financial statements appearing in Form 10-K for the year ended December 31, 2015, as updated by the Current Report on Form 8-K (updating Item 15 only), filed with the SEC on September 2, 2016, also incorporated by reference in this prospectus, was not considered material, Shire has not adjusted those annual consolidated financial statements to reflect the retroactive application of this standard. Had Shire retroactively adjusted those consolidated financial statements, debt issuance costs of approximately $5.4 million for the year ended December 31, 2014, previously classified within Prepaid expenses and other current assets, would have been netted against Short-term borrowings in the Consolidated Balance Sheet. The retroactive application of the new standard had no impact for the year ended December 31, 2015 as the debt issuance costs as of December 31, 2015 related to unutilized debt facilities and line-of-credit arrangements which continue to be classified as an asset under the new standard.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus and the accompanying prospectus supplement carefully, including our consolidated financial statements and the related notes thereto and the other information incorporated by reference herein for more information on Shire and SAIIDAC and recent transactions involving Shire and SAIIDAC before making an investment decision.

Shire plc

        Shire is the leading global biotechnology company focused on serving people with rare diseases and other highly specialized conditions. Shire has grown both organically and through acquisition, completing a series of major transactions that have brought therapeutic, geographic and pipeline growth and diversification. Shire will continue to conduct its own research and development ("R&D"), focused primarily on rare diseases, as well as evaluate companies, products and pipeline opportunities that offer a strategic fit and have the potential to deliver value to all of Shire's stakeholders: patients, physicians, policy makers, payers, investors and employees.

        Shire has commercial units that focus exclusively on the commercial execution of its marketed products (the "In-Line" group) across core therapeutic areas including Hematology, Immunology, Neuroscience, Opthalmics, Lysosomal Storage Disorders, Gastrointestinal/Internal Medicine/Endocrine and Hereditary Angioedema; and a growing franchise in Oncology. This structure allows Shire to provide innovative treatments and service the needs of its customers and patients as efficiently as possible.

        Shire has a single R&D organization (the "Pipeline" group), and early stage research is focused primarily on rare diseases. This single structure is designed to ensure Shire explores and develops opportunities built upon its core capabilities, priority commercial units and therapeutic areas, and also seeks to explore related and emerging areas.

        Our growth has been fuelled by original research, strategic acquisitions and innovative license agreements focusing on optimizing In-line assets through efficient commercial operations, advancing products in the late-stage pipeline and launching new products. Shire's global corporate development team searches for new technologies, innovative products and strategic partnerships. The team engages in conversations with scientists and entrepreneurs on a global basis, while collaborating with commercial and R&D experts throughout Shire.

        For further discussion of the material elements of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016, as updated by the Current Report on Form 8-K (updating Item 15 only), filed with the SEC on September 2, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 5, 2016, as updated by the Current Report on Form 8-K (updating Item 1 only), filed with the SEC on September 2, 2016, our Current Reports on Form 8-K filed with the SEC on September 2, 2016, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

        Our principal executive offices are located at 5 Riverwalk, Citywest Business Campus, Dublin 24, Ireland. Our telephone number is +353 1 429 7700.

Shire Acquisitions Investments Ireland DAC

        SAIIDAC, formerly SAIIL, is a wholly owned subsidiary of Shire plc and was incorporated as a private limited liability company on December 21, 2015 under the laws of Ireland and re-registered as a designated activity company on July 11, 2016. SAIIDAC serves as a financing company for Shire plc and its subsidiaries.

Shire Guarantee of Debt Securities

        Shire plc will fully and unconditionally guarantee any debt securities that SAIIDAC issues. SAIIDAC does not present separate financial statements in this prospectus because it is 100% owned by Shire plc and Shire plc fully and unconditionally guarantees the debt securities issued by SAIIDAC as to payment of principal, premium, if any, interest and any other amounts due. Shire plc presents certain condensed consolidating financial information for SAIIDAC in its financial statements. Unless a supplement to this prospectus provides otherwise, no other subsidiary of Shire will guarantee such debt securities.

        Subject to certain legal restrictions on payment of dividends, among other things, and potential negative tax consequences, we are not aware of any significant restrictions on the ability of Shire plc to obtain funds from SAIIDAC or its other subsidiaries by dividend or loan, or any legal or economic restrictions on the ability of SAIIDAC or Shire plc's other subsidiaries to transfer funds to Shire plc in the form of cash dividends, loans or advances. We cannot assure you that in the future such restrictions will not be adopted.

 RISK FACTORS

        Investing in our debt securities and related guarantee involves risks. Before deciding to purchase any of our debt securities and related guarantee, you should carefully consider the discussion of risks and uncertainties under the heading "Risk Factors" in our most recent Quarterly Report on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled "Where You Can Find More Information" in this prospectus.

        The prospectus supplement applicable to each sale of debt securities and related guarantee we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the debt securities we are offering under that prospectus supplement. Our business, financial condition, liquidity, results of operations or prospects could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

        SAIIDAC is a designated activity company incorporated under the laws of Ireland and Shire plc is a public limited liability company incorporated under the laws of Jersey. Certain of the directors and authorized officers of SAIIDAC or Shire plc may reside outside the United States, and certain of SAIIDAC's, Shire plc's or such persons' assets are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon SAIIDAC, Shire plc or such persons, outside of Ireland or Jersey, as applicable, or within the United States. It may also be difficult for investors to enforce against SAIIDAC or Shire judgments obtained in courts other than Irish or Jersey courts, as applicable.

        The United States and Jersey currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (as opposed to arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any Federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. Federal securities laws, would not automatically be recognized or enforceable in Jersey. In order to enforce any such U.S. judgment in Jersey, proceedings must first be initiated before a court of competent jurisdiction in Jersey. In such an action, a Jersey court would not generally reinvestigate the merits of the original matter decided by the U.S. court (subject to the qualifications below) and it would usually be possible to obtain summary judgment on such a claim (assuming that there is no valid defense to it).

        Recognition and enforcement of a U.S. judgment by a Jersey court in such an action is conditional upon (among other things):

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  the U.S. court having had jurisdiction over the original proceedings according to Jersey conflicts of laws principles;

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  the U.S. judgment being final and conclusive on the merits in the sense of being final and unalterable in the court which pronounced it and being for a definite sum of money (although there are circumstances where non-monetary judgments can also be enforced);

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  the U.S. judgment not contravening Jersey public policy;

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  the U.S. judgment not being for a sum payable in respect of taxes, or other charges of a like nature, or in respect of a penalty or fine;

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  the U.S. judgment not having been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the United Kingdom Protection of Trading Interests Act 1980 (as extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order 1983);

  •
  the U.S. judgment not having been obtained by fraud or in breach of Jersey principles of natural justice; and

  •
  there not having been a prior inconsistent decision of a Jersey court in respect of the same matter.

        Subject to the foregoing, investors may be able to enforce in Jersey judgments in civil and commercial matters that have been obtained from U.S. Federal or state courts. However, there is no assurance that those judgments will be recognized or enforceable in Jersey. In addition, it is questionable whether a Jersey court would accept jurisdiction and impose civil liability if the original action was commenced in Jersey, instead of the United States, and predicated solely upon U.S. Federal securities laws.

        There is no enforcement treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. Consequently, a judgment of any Federal or state court in the United States would not be automatically enforceable in Ireland. In order to obtain a judgment that can be enforced in Ireland against SAIIDAC, the dispute must be re-litigated before a competent Irish court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. The Irish courts can be expected to give conclusive effect to a judgment of a court in the United States for a definite sum which is final and conclusive without re-examination or re-litigation of the substantive matters adjudicated upon if:

  •
  the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction;

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  the proceedings before such court complied with principles of proper procedure;

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  such judgment was not contrary to the public policy of Ireland; and

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  such judgment was not incompatible with a judgment given between the same parties by an Irish court, or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in Ireland.

        In addition, an Irish court might not accept jurisdiction and impose civil liability in an action commenced in Ireland and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, the net proceeds from the sale of the debt securities will be used for general corporate purposes, including working capital, acquisitions, refinancing of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. Earnings were calculated by adding (1) income from continuing operations before income taxes and equity in (losses)/earnings of equity method investees, (2) interest expense (including amortization of any debt fees and any debt discount) on debt, and (3) the interest component of rental expense. The estimate of interest within rental expense is estimated to be one-third of rental expense, which is determined to be a reasonable approximation of the interest factor.

	Years Ended December 31,
Six Months Ended June 30, 2016(1)	2015	2014	2013	2012	2011
4.6x	26.1x	80.8x	33.1x	20.2x	22.6x

(1)
On January 22, 2016, our acquisition of Dyax Corp. was completed. On June 3, 2016, our combination with Baxalta Incorporated was completed. Each of these transactions was accounted for under the acquisition method of accounting under U.S. GAAP, and their respective results of operations are included in our results from each respective transaction date.

 SECURITIES THAT MAY BE OFFERED

        This section describes the general terms and provisions of the debt securities to which this prospectus and any prospectus supplement relates.

        SAIIDAC may offer and sell the debt securities in one or more series.

        SAIIDAC will determine when it offers such debt securities, the amounts of debt securities and related guarantees it will sell and the prices and other terms on which it will sell them.

        The debt securities will be issued by SAIIDAC and will be fully and unconditionally guaranteed by Shire plc.

ADDITIONAL INFORMATION

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular debt securities that we may offer in the future. Each prospectus supplement will include the following information:

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  the type and amount of debt securities that we propose to sell;

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  the initial public offering price of the debt securities;

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  the names of the underwriters or agents, if any, through or to which we will sell the debt securities;

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  the compensation, if any, of those underwriters or agents;

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  information about securities exchanges or automated quotation systems on which the debt securities will be listed or traded;

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  any material tax considerations that apply to the debt securities; and

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  any other material information about the offering and sale of the debt securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE

General

        The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities and related guarantee to which any prospectus supplement may relate. The particular terms of the debt securities and related guarantee offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and related guarantee so offered will be described in the prospectus supplement relating to such debt securities.

        The debt securities will be issued in one or more series under an indenture (as amended and supplemented from time to time, the "indenture") to be entered into among SAIIDAC, as issuer, Shire plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the "trustee"). The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. Shire will file any amendments or supplements to the indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. The statements herein relating to the debt securities, the related guarantee and the indenture are summaries and are subject to the detailed provisions of the indenture. The descriptions below do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary below, defines your rights as a holder of our debt securities. If you would like to read the indenture, it is on file with the SEC, as described under "Where You Can Find More Information." Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act").

        As used in this description of the debt securities and guarantee, "we," "our," "us" and "SAIIDAC" refer to Shire Acquisitions Investments Ireland DAC, except as otherwise indicated or unless the context otherwise requires. "Shire" refers to Shire plc, the guarantor of the debt securities, and not to any of its subsidiaries, except as otherwise indicated or unless the context otherwise requires.

        We will describe in the applicable prospectus supplement the terms of the series of debt securities that we may offer, and the supplemental indenture relating to such series of debt securities. These terms will include the following:

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  the designation and the aggregate principal amount of the debt securities of the series;

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  any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

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  the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

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  the terms of the guarantee;

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  the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

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  the currency of the debt securities of the series and the currency in which payments on the debt securities of the series are payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

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  our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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  the amounts we would be required to pay if the maturity of the debt securities of a series is accelerated, if it is less than the principal amount;

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  the denominations in which debt securities of the series shall be issuable;

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  whether and under what circumstances additional amounts will be paid in respect of any tax, assessment or governmental charge withheld or deducted;

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  any events of default, if different from the existing events of default described in this prospectus, and whether such additional or modified events of default are subject to covenant defeasance;

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  the trustee, if different from the existing trustee under the indenture;

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  any addition to, or modification of, any covenants with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance;

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  any material United States federal income tax consequences; and

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  any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

        Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

        Unless otherwise specified in the applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully registered debt securities registered in the name of the nominee of The Depository Trust Company ("DTC") and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See "Forms of Securities" below.

        The indenture does not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. The indenture will not limit our ability, or the ability of Shire's existing or future subsidiaries, to incur senior unsecured or subordinated debt, or our ability, or that of Shire or any of its existing or future subsidiaries, to incur other liabilities, and we and Shire will be permitted to incur a significant amount of secured indebtedness.

        We may, from time to time, without the consent of the holders of debt securities of a particular series, issue additional debt securities of such series having the same ranking and the same interest rate, maturity and other terms as the debt securities of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, the additional debt securities will be issued with a separate CUSIP number. No such additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which such additional debt securities would be a part. Unless the context otherwise requires, for all purposes of the applicable indenture and this description of the debt securities and guarantee, references to the debt securities of a series include any additional debt securities of such series actually issued.

        The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office or agency in the Borough of Manhattan, the City of New York where the debt securities may be presented for payment and for registration of transfer and exchange, and where notices and demands to or upon us in respect of the debt securities may be delivered. We have designated the principal office of the trustee in the Borough of Manhattan, the City of New York located at 60 Wall Street—16th Floor, MSNYC60-1630, New York, New York 10005 for such purposes.

Shire Guarantee

        Shire will fully and unconditionally guarantee on a direct, unsecured basis the due and punctual payment of the principal of and any premium and interest on the debt securities issued by us and all other amounts under the indenture in respect of the debt securities when and as such principal, premium, if any, interest and other amounts, if any, become due and payable, whether at maturity or otherwise. The guarantee will provide that in the event of a default in payment of principal of or any premium or interest on a debt security issued by us, the holder of the debt security may institute legal proceedings directly against Shire to enforce the guarantee without first proceeding against us.

Ranking

        As used in this description of the ranking, "we," "our," "us" and "SAIIDAC" refer to Shire Acquisitions Investments Ireland DAC, except as otherwise indicated or unless the context otherwise requires. "Shire" refers to Shire plc, the guarantor of the debt securities, and not to any of its subsidiaries, except as otherwise indicated or unless the context otherwise requires.

        Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligation, and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our future obligations that are expressly subordinated to such series of debt securities. The guarantee will be Shire's direct, unsecured obligation and will rank equally in right of payment with all of Shire's other existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of Shire's future obligations that are expressly subordinated to such guarantee.

        Shire is a holding company and conducts substantially all of its operations through subsidiaries. We serve as a financing company for Shire and its subsidiaries. We have no subsidiaries and will rely on payments from Shire and its other subsidiaries in order to make payments on the debt securities. Therefore, the debt securities and the Shire guarantee will be effectively subordinated to the liabilities of Shire's subsidiaries (except for liabilities of us, as issuer). Shire's right to receive any assets of such subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the debt securities to participate in those assets through the guarantee, will be effectively subordinated to the claims of each such subsidiary's creditors. Unless otherwise described in the applicable prospectus supplement, the debt securities and guarantee will also be effectively subordinated to Shire's and our secured obligations to the extent of the value of the collateral securing such other obligations.

        Subject to certain legal restrictions on payment of dividends, among other things, and potential negative tax consequences, we are not aware of any significant restrictions on the ability of Shire to obtain funds from us or its other subsidiaries by dividend or loan, or any legal or economic restrictions on our ability or the ability of Shire's other subsidiaries to transfer funds to Shire in the form of cash dividends, loans or advances. We cannot assure you that in the future such restrictions will not be adopted.

        The debt securities will not be obligations of or guaranteed by any of Shire's subsidiaries (other than us, as issuer).

Certain Covenants

        Set forth below are summaries of certain covenants in the indenture that apply to us and Shire, unless otherwise provided in any prospectus supplement. However, the indenture does not significantly limit our or Shire's operations. In particular, the indenture does not:

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  limit the amount of dividends that we or Shire can pay;

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  limit the amount of debt securities that we or Shire can issue from time to time (other than the issuance of certain secured debt);

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  limit the number of series of debt securities that we or Shire can issue from time to time; or

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  limit or otherwise restrict the total amount of debt that Shire or its subsidiaries may incur or the amount of other securities that we may issue (other than the issuance of certain secured debt).

Reports

        Each of SAIIDAC and Shire will be required to file with the trustee, within 15 days after each of SAIIDAC and Shire is required to file the same with the SEC, copies of the Annual Reports and the information, documents and other reports that each of SAIIDAC and Shire is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual Reports, information, documents and reports that are filed by SAIIDAC or Shire with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee's receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Consolidation, Merger and Sale of Assets

        Each of SAIIDAC and Shire has agreed in the indenture that it will not (i) merge or consolidate with any other person, or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of the assets of it and its subsidiaries, taken as a whole, to any person (other than a subsidiary of Shire), in each case unless:

  •
  either (a) it is the continuing person or (b) if it is not the continuing person, then the successor person formed by such consolidation or into which it is merged or the person to which substantially all of its assets are so transferred or otherwise disposed (such continuing person or successor person, the "successor company") shall be a designated activity company, corporation or limited liability company organized and existing under the laws of Ireland, Jersey or any other jurisdiction in the Channel Islands, the United Kingdom, the United States of America or any state thereof or the District of Columbia, Bermuda, the Cayman Islands, or any jurisdiction that is a member country of the Organization for Economic Co-operation and Development as of the date of the indenture and the successor company expressly assumes all of its obligations under the indenture and the debt securities;

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  immediately after giving pro forma effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

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  it has delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and supplemental indenture (if any) comply with the indenture.

        In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor company, such successor company shall succeed to and be substituted for SAIIDAC or Shire, as applicable, with the same effect as if it had been named in the indenture as SAIIDAC or Shire, as applicable, and SAIIDAC or Shire, as applicable, shall be relieved of any further obligations under the indenture and under the debt securities and the predecessor company may be dissolved, wound up or liquidated at any time thereafter.

Events of Default

        Unless otherwise provided in any related prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:

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  default in the payment of any installment of interest on such series of debt securities when due and payable, and the continuance of such default for 30 days;

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  default in the payment of the principal of, or premium, if any, on such series of debt securities when due and payable (whether at maturity or upon acceleration, redemption, required repurchase, by declaration, repayment or otherwise);

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  failure by us or Shire to observe or perform any other covenant or agreement in the indenture in respect of the debt securities of such series, which failure continues for 90 days after written notice to us or Shire, as applicable, requiring us or Shire, as applicable, to remedy the same, from the trustee or holders of at least 25% of the outstanding principal amount of such series of debt securities as provided in the indenture;

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  Shire's guarantee with respect to the debt securities of such series is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, ceases for any reason to be in full force and effect, or Shire denies or disaffirms its obligations under its guarantee with respect to the debt securities of such series;

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  specified events relating to our or Shire's bankruptcy, insolvency, reorganization or receivership; and

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  any other events of default set forth in the related prospectus supplement.

Remedies

        If an event of default arising from specified events of our or Shire's bankruptcy, insolvency, reorganization or receivership occurs, the principal amount of all outstanding debt securities and accrued and unpaid interest thereon, if any, will become and be immediately due and payable, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of such series may declare the principal amount of the debt securities of such series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, the principal amount of such series of debt securities and accrued and unpaid interest thereon, if any, will become immediately due and payable. However, at any time after a declaration has been made or such series of debt securities have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of such series may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity against any loss, liability or expense. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of debt securities of the applicable series or that would involve the trustee in personal liability.

Notice of Default

        The trustee will, within 90 days after being notified in writing of a default with respect to a series of debt securities, mail to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture currently permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines the withholding of such notices to be in the interests of the holders.

        We will furnish the trustee, within 120 days after the end of each fiscal year, with an annual statement as to our and Shire's compliance with the conditions and covenants in the indenture.

Legal Proceedings and Enforcement of Right of Payment

        You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered reasonable security or indemnity against any loss, liability or expense, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice and the offer of reasonable security or indemnity, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security at the place, time, rates and in the currency expressed in the indenture and such debt security and to institute a suit for the enforcement of that payment.

Modification of Indenture

        We and Shire (each, as applicable, "we," "our" or "us" for the purposes of this section only), together with the trustee, may modify and amend the indenture and the terms of one or more series of debt securities and the guarantee thereof with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment:

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  to change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

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  to reduce the rate of or extend the time for payment of interest, if any, on any debt security or to alter the manner of calculation of interest payable on any debt security;

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  to reduce the principal amount or premium, if any, on any debt security;

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  to reduce the amount payable upon the redemption of any debt security or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any debt security may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

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  to make the principal of, premium, if any, or interest on any debt security payable in a different currency;

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  to reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

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  to change any place of payment where the debt securities or interest thereon is payable;

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  to modify the interest rate reset provision of any debt security;

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  to impair the right of any holder of the debt securities to (i) receive payment of the principal of, or premium, if any, or interest on any debt securities on or after the respective due dates for such principal or interest, or (ii) institute suit for the enforcement of any such payment;

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  to reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or to extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

  •
  to modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

        Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of such series, and the holders of other series of debt securities shall not have any voting rights with respect to such matters as they relate to the debt securities of such series.

        In addition, we, Shire and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

  •
  to evidence that another designated activity company, corporation or limited liability company has become our or Shire's successor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under "Certain Covenants—Consolidation, Merger and Sale of Assets" above, and that the successor assumes our or Shire's covenants, agreements and obligations in the indenture and in the debt securities;

  •
  to add to our or Shire's covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors shall consider to be for the protection of the holders of such debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

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  to establish the forms or terms of debt securities of any series and any guarantee thereof;

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  to cure any ambiguity, to correct or supplement any provision or provisions that may be defective or inconsistent with any other provision or to create such other provisions in regard to matters or questions arising under the indenture or any supplemental indenture thereto that do not, or otherwise amend or supplement the indenture or any supplemental indenture thereto in a manner that does not, adversely affect the interests of the holders of such series of debt securities in any material respect;

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  to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

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  to conform the text of the indenture, any supplemental indenture, or the terms of any series of debt securities to this "Description of Debt Securities and Guarantee" or the "Description of the Notes and Guarantee" in any related prospectus supplement;

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  to provide for the issuance of additional debt securities of any series;

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  to provide for the exchange of any debt securities of one or more series in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and such debt securities, and to make all appropriate changes to the indenture for such purpose;

  •
  to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indenture or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indenture are outstanding;

  •
  to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

  •
  to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.

Defeasance of Indenture

        We have the right to (i) terminate all of our and Shire's obligations with respect to a series of debt securities under the covenants described above under "—Certain Covenants" and under such other covenants for such series as may be established in the future in accordance with the terms of the indenture and (ii) provide that the events described in the third bullet under "—Events of Default" (as it relates to any covenants referred to in the preceding part of this sentence) and any other event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute events of default under the indenture with respect to such series of debt securities, once we:

  •
  irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

  •
  comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that beneficial owners of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case in the absence of our exercise of such right.

        In the event of covenant defeasance, our and Shire's obligations under the indenture, the debt securities and the guarantee, other than with respect to the covenants specifically referred to above, will remain in effect.

        In addition, we have the right at any time to terminate all of our and Shire's obligations under the indenture with respect to any series of debt securities, other than (i) your right to receive, solely from the trust fund described below, payments of principal of, premium, if any, and interest on, such series of debt securities when due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, and to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, once we:

  •
  irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

  •
  comply with certain other conditions, including delivery to the trustee of either (i) a ruling received from the Internal Revenue Service to the effect that beneficial owners of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case in the absence of our exercise of such right or (ii) an opinion of counsel, based upon a change in law after the date of the indenture, to the same effect as the ruling described in clause (i).

        If SAIIDAC exercises its defeasance option with respect to any series of debt securities, the guarantee by Shire with respect to such series of debt securities will terminate.

Satisfaction and Discharge

        The indenture will generally cease to be of any further effect with respect to any series of debt securities, if:

  •
  either (i) we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions), or (ii) all such debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of such series; and

  •
  in either case, we also pay or cause to be paid all other sums then payable under the indenture by us with respect to such series of debt securities.

        If SAIIDAC exercises its satisfaction and discharge option with respect to any series of debt securities, the guarantee by Shire with respect to such series of debt securities will terminate.

        Any monies and U.S. government obligations deposited with the trustee for payment of principal of, premium, if any, or interest, if any, on the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of such series for one year after the date upon which the principal of, and interest and premium, if any, on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holder of the debt securities of such series may look only to us for payment thereof.

Miscellaneous Provisions

        The indenture provides that certain series of debt securities, including those for which payment has been deposited or set aside in trust as described under "—Satisfaction and Discharge" above, will not be deemed to be "outstanding" in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes.

        We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.

Resignation and Removal of the Trustee

        The trustee may resign at any time by giving written notice thereof to us.

        Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed with respect to a series by act of the holders of a majority in principal amount of the then outstanding debt securities of that series.

        No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, equityholder or agent of the Company or any subsidiary will have any liability for any obligations under the debt securities of any series, the related guarantee or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the debt securities, by accepting such debt securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws or under certain Irish or Jersey securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture, the debt securities and the related guarantee, and any claim, controversy or dispute arising under or related to the indenture, the debt securities or the related guarantee, will be governed by and construed in accordance with the laws of the State of New York.

Original Issue Discount Securities

        Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

        If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

        If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

FORMS OF SECURITIES

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. Each investor's beneficial ownership of the securities is reflected on the books of the depositary or such investor's broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        Registered Global Securities.    We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees or any other agent of the Company or agent of the trustees will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, or we determine at any time that the securities will no longer be represented by global security certificates (in which case we will inform the depositary of such determination and who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities), or any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the securities, and such exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under the notes, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell any of the debt securities and the guarantee being offered by this prospectus separately or together:

  •
  through agents;

  •
  to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

  •
  through dealers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  directly to purchasers, through a specific bidding, auction or other process; or

  •
  through a combination of any of these methods of sale.

        The distribution of debt securities and the guarantee may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase the debt securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the debt securities as that term is defined in the Securities Act of 1933 (the "Securities Act").

        If we utilize an underwriter or underwriters in the sale of debt securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

        If a dealer is utilized in the sale of the securities, we or an underwriter will sell debt securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the debt securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

        Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

        Certain of the agents, underwriters and dealers that we sell the debt securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the debt securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the debt securities offered under this prospectus.

        No debt securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

VALIDITY OF SECURITIES

        In connection with particular offerings of the debt securities and the related guarantee in the future, and if stated in the applicable prospectus supplement, the validity of those debt securities and the related guarantee and certain U.S. federal income tax matters may be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The validity of the debt securities with respect to Irish law will be passed upon for us by Arthur Cox, our Irish counsel, and the validity of the Shire plc guarantee with respect to Jersey law will be passed upon for us by Mourant Ozannes, our Jersey counsel. The underwriters or agents may be represented by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, of Shire plc and subsidiaries incorporated in this prospectus by reference from Shire plc's Current Report on Form 8-K filed on September 2, 2016, and the effectiveness of Shire plc and subsidiaries' internal control over financial reporting as of December 31, 2015 have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of the Shire Income Access Share Trust incorporated in this prospectus by reference from Shire plc's Current Report on Form 8-K filed with the SEC on September 2, 2016 have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The audited historical financial statements of Baxalta Incorporated included in Exhibit 99.2 of Shire plc's Current Report on Form 8-K dated June 3, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of Dyax Corp. included in Exhibit 99.3 of Shire plc's Current Report on Form 8-K dated January 22, 2016, as amended on March 17, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

SHIRE ACQUISITIONS INVESTMENTS
IRELAND DAC

$            % Senior Notes due 20

$            % Senior Notes due 20

$            % Senior Notes due 20

$            % Senior Notes due 20

$                Floating Rate Senior Notes due 20

Fully and unconditionally guaranteed by

SHIRE PLC

Prospectus Supplement

Joint Book-Running Managers

BofA Merrill Lynch
Barclays
Morgan Stanley

Bookrunners

Bank of China
Citigroup
COMMERZBANK
Credit Suisse
Deutsche Bank Securities
DNB Markets
Lloyds Securities
Mizuho Securities
MUFG
RBC Capital Markets
RBS
Santander
SMBC Nikko

            , 2016